                                                                     EXHIBIT 2.5

                                                                  EXECUTION COPY



         =============================================================

                           RECAPITALIZATION AGREEMENT

                                     among

                 HELLMAN & FRIEDMAN CAPITAL PARTNERS III, L.P.,
                        H&F ORCHARD PARTNERS III, L.P.,
                     H&F INTERNATIONAL PARTNERS III, L.P.,
                            POSITANO PARTNERS LTD.,
                     BRONNER SLOSBERG HUMPHREY CO. ("BSH"),
                    STRATEGIC INTERACTIVE GROUP CO. ("SIG"),
                        THE SHAREHOLDERS OF BSH AND SIG,
                       THE OPTION HOLDERS OF BSH AND SIG,
              THE SHARE APPRECIATION RIGHTS HOLDERS OF BSH AND SIG

                                      and

                        THE OTHER RIGHTS HOLDERS OF BSH

                            Dated November 28, 1998


         =============================================================

                               TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
ARTICLE 1 - DEFINITIONS..............................................................................       1
     1.1    Definitions..............................................................................       1

ARTICLE 2 - PLAN OF RECAPITALIZATION.................................................................       9
     2.1    Adoption of Plan of Recapitalization.....................................................       9

ARTICLE 3 - THE TRANSACTION..........................................................................       9
     3.1    The Closing Date.........................................................................       9
     3.2    Transaction Steps........................................................................      10
     3.3    Escrowed Amount..........................................................................      13
     3.4    Tax Matters..............................................................................      13
     3.5    Client Interviews........................................................................      17

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE COMPANIES .........................................      18
     4.1    Organization, Good Standing and Foreign Qualification....................................      18
     4.2    Capitalization...........................................................................      18
     4.3    Absence of Outstanding Rights to Shares or Other Securities..............................      19
     4.4    Subsidiaries.............................................................................      20
     4.5    Financial Statements.....................................................................      21
     4.6    Dividends and Other Distributions; Past Conduct of Business..............................      22
     4.7    Absence of Undisclosed Liabilities.......................................................      22
     4.8    Taxes....................................................................................      22
     4.9    Absence of Changes.......................................................................      25
     4.10   Absence of Unusual Transactions..........................................................      25
     4.11   Title to Properties, Liens and Encumbrances..............................................      26
     4.12   Equipment................................................................................      26
     4.13   Real Property............................................................................      27
     4.14   Absence of Contracts.....................................................................      27
     4.15   Good Standing of Contracts...............................................................      28
     4.16   Clients..................................................................................      28
     4.17   Indebtedness; Guarantees.................................................................      29
     4.18   Company Name.............................................................................      29
     4.19   Authority Relative to Agreements.........................................................      29
     4.20   Litigation...............................................................................      30
     4.21   Insurance................................................................................      31
     4.22   Personnel; Employment Agreements.........................................................      31
     4.23   Brokers..................................................................................      31
     4.24   Compliance with Law......................................................................      31
     4.25   Employee Benefit Plans...................................................................      31
     4.26   Overtime, Back Wages, Vacation and Minimum Wages.........................................      33
     4.27   Indebtedness of Holders and Key Employees................................................      33
     4.28   Intellectual Property Rights.............................................................      34

     4.29   Records..................................................................................      34
     4.30   Compliance with Declaration of Trust.....................................................      34
     4.31   Accounts Receivable; Unbilled Accounts Receivable; Work-in-Process; Accounts Payable.....      34
     4.32   Interested Party Transactions............................................................      35
     4.33   No Prior Transactions....................................................................      35

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE SIGNING HOLDERS....................................      35
     5.1    Authority Relative to Agreement..........................................................      35
     5.2    Ownership Free of Encumbrances...........................................................      36
     5.3    No Bankruptcy............................................................................      36
     5.4    Litigation, Etc..........................................................................      36

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF POSITANO AND THE HFCP INVESTORS........................      37
     6.1    Organization and Good Standing...........................................................      37
     6.2    Authority Relative to this Agreement.....................................................      37
     6.3    No Broker................................................................................      37
     6.4    Governmental Filings; No Violations......................................................      38

ARTICLE 7 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION..............................      38
     7.1    Survival of Representations and Warranties of the Parties................................      38
     7.2    Indemnification by the Signing Holders...................................................      38
     7.3    Indemnification by the HFCP Investors....................................................      39
     7.4    Procedure................................................................................      39
     7.5    Compensation to the HFCP Investors and Positano under Holders'
            Indemnification Obligation...............................................................      40
     7.6    Arbitration..............................................................................      41
     7.7    Exclusive Remedy.........................................................................      42
     7.8    Shareholder Representatives..............................................................      42

ARTICLE 8 - CONDUCT OF COMPANIES PRIOR TO CLOSING DATE...............................................      42
     8.1    Access for Investigation.................................................................      42
     8.2    Conduct Business in Ordinary Course......................................................      43
     8.3    Perform Obligations......................................................................      43
     8.4    Prevent Certain Changes..................................................................      43
     8.5    Revised Disclosure Memorandum............................................................      43
     8.6    Prohibited Distributions.................................................................      43
     8.7    Exclusivity..............................................................................      44
     8.8    Shareholder Approval.....................................................................      44
     8.9    Amendment and Restatement of Declaration of Trust........................................      44

ARTICLE 9 -  CONDITIONS PRECEDENT TO THE PERFORMANCE OF EACH PARTY'S OBLIGATION UNDER THIS AGREEMENT..      44
     9.1     HSR Clearance............................................................................      45
     9.2     Legality.................................................................................      45
     9.3     Absence of Proceedings to Restrain Consummation of the Agreement.........................      45
     9.4     Financing................................................................................      45
     9.5     Additional Holders.......................................................................      45

ARTICLE 10 - CONDITIONS PRECEDENT TO THE PERFORMANCE BY THE
             HFCP INVESTORS AND POSITANO OF THEIR OBLIGATIONS UNDER THIS AGREEMENT....................      45
     10.1    Performance of Agreements................................................................      46
     10.2    Truth and Accuracy of Representations and Warranties.....................................      46
     10.3    Ownership of Shares, Options, SARs, Other Rights.........................................      46
     10.4    Execution of Documents and Performance of Obligations....................................      46
     10.5    Indebtedness of Holders and Key Employees................................................      46
     10.6    No Material Adverse Change...............................................................      46
     10.7    Management; Roll-Over Equity.............................................................      46
     10.8    Employment Agreements....................................................................      46
     10.9    Client Interviews........................................................................      47
     10.10   Stock Option Plan........................................................................      47
     10.11   Letter Agreement.........................................................................      47
     10.12   Benefit Plan Remedial Obligation.........................................................      47

ARTICLE 11 - CONDITIONS PRECEDENT TO THE PERFORMANCE
             BY THE COMPANIES AND THE HOLDERS OF
             THEIR OBLIGATIONS UNDER THIS AGREEMENT...................................................      47
     11.1    Performance of Agreements................................................................      47
     11.2    Truth and Accuracy on Closing Date of Representations and Warranties.....................      47
     11.3    Execution of Documents and Performance of Obligations....................................      47

ARTICLE 12 - THE CLOSING..............................................................................      47
     12.1    Delivery of Share Certificates...........................................................      48
     12.2    Shareholders Agreement...................................................................      48
     12.3    Registration Rights Agreement............................................................      48
     12.4    Indebtedness of Holders and Key Employees................................................      48
     12.5    Certificates.............................................................................      48
     12.6    Opinion of Counsel for the Holders and the Companies.....................................      48
     12.7    Opinion of Counsel for the HFCP Investors................................................      48
     12.8    Consents.................................................................................      48

ARTICLE 13 - TERMINATION..............................................................................      49
     13.1    Termination by Mutual Consent............................................................      49
     13.2    Termination by Either Positano or the Companies..........................................      49
     13.3    Termination by HFCP Investors............................................................      49

    13.4    Effect of Termination and Abandonment....................................................      49

ARTICLE 14 - GENERAL PROVISIONS; OTHER AGREEMENTS ...................................................      49
    14.1    Opinions of Counsel......................................................................      49
    14.2    Expenses.................................................................................      49
    14.3    Governing Law............................................................................      50
    14.4    Headings.................................................................................      50
    14.5    Notices..................................................................................      50
    14.6    Parties in Interest......................................................................      51
    14.7    Entire Agreement.........................................................................      52
    14.8    Counterparts.............................................................................      52
    14.9    Amendment................................................................................      52
    14.10   Public Announcements.....................................................................      52
    14.11   Gender, Etc..............................................................................      52
    14.12   Further Assurances.......................................................................      52

    Annex A   Equity Capitalization / Redemption & Purchase / Escrow Table
    Annex B   Terms Relating to BSH Roll-Over Options
    Annex C   Form of Escrow Agreement
    Annex D   Client Interviews
    Annex E   Form of Employment Agreement
    Annex F   Form of Stock Option Plan
    Annex G   Form of Principal Shareholder Letter Agreement
    Annex H   Form of Joinder Agreement
    Annex I   Form of Investment Agreement Including Release
    Annex J   Form of Shareholders Agreement
    Annex K   Form of Registration Rights Agreement
    Annex L   Form of Release of Holders Not Investing
    Annex M   Matters to be covered by Opinion of counsel to the Holders
    Annex N   Matters to be covered by Opinion of counsel to the HFCP Investors
    Annex O   Form of Governance Agreement

     RECAPITALIZATION AGREEMENT, dated November 28, 1998 (this "Agreement"),
                                                                ---------
among POSITANO PARTNERS LTD., a Bermuda exempt company ("Positano"), HELLMAN &
                                                         --------
FRIEDMAN CAPITAL PARTNERS III, L.P., a California limited partnership, H&F ORCHARD PARTNERS III, L.P., a California limited partnership, H&F INTERNATIONAL PARTNERS III, L.P., a California limited partnership (collectively, the "HFCP
                                                                         ----
Investors"), BRONNER SLOSBERG HUMPHREY CO., a Massachusetts business trust
---------
having its principal office at Prudential Tower, 800 Boylston Street, Boston, MA 02199 ("BSH"), STRATEGIC INTERACTIVE GROUP CO., a Massachusetts business trust
        ---
having its principal office at Prudential Tower, 800 Boylston Street, Boston, MA 02199 ("SIG" and, together with BSH, the "Companies" and, individually, each a
        ---                               ---------
"Company") and the shareholders of the Companies, holders of options to purchase
 -------
shares of the Companies and holders of share appreciation rights in the Companies listed as signing parties on Annex A, which is being delivered
                                       -------
concurrently herewith but is not attached hereto (the "Signing Holders").
                                                       ---------------

     WHEREAS, pursuant to a business reorganization effected on November 6, 1998 (the "Reorganization"), BSH, through a wholly owned limited liability company
      --------------
("LLC"), operates the business and operations of such LLC's predecessor, Bronner
  ---
Slosberg Humphrey Inc., a Massachusetts corporation, and SIG, through a wholly owned LLC, operates the business and operations of such LLC's predecessor, Strategic Interactive Group, Inc., a Massachusetts corporation;

     WHEREAS, the parties seek to effect the recapitalization of the Companies upon the terms and conditions set forth herein (the "Recapitalization");
                                                     ----------------

     WHEREAS, the Board of Directors and shareholders of Positano, the respective general partners of the HFCP Investors and the respective trustees of the Companies have approved the terms of this Agreement and the transactions contemplated hereby; and

     WHEREAS, the Companies, Positano, the HFCP Investors and the Signing Holders desire to make certain representations, warranties and agreements in connection with the transactions provided for herein;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                            ARTICLE 1 - DEFINITIONS



   1.1    Definitions.  As used herein, the following terms shall have the
          -----------
following meanings:

     "Adjusted Financial Statements" has the meaning specified in Section
      -----------------------------
4.5(a).

     "Agreement" has the meaning specified in the preamble.
      ---------

     "Allocation Schedule" has the meaning specified in Section 3.4(c).
      -------------------

     "Amended and Restated Declaration of Trust" has the meaning set forth in
      -----------------------------------------
Section 8.9.

     "Ancillary Documents" as to any Person means all agreements, releases,
      -------------------
certificates and other documents contemplated by this Agreement to be entered into or executed by such Person at or prior to the Closing.

     "Basket Amount" has the meaning specified in Section 7.4(c).
      -------------

     "Benefit Plan Excess" shall have the meaning set forth in Section
      -------------------
3.2(b)(xiii).

     "Benefit Plan Reduction Amount" shall have the meaning set forth in Section
      -----------------------------
3.2(b)(xiii).

     "Benefit Plan Remediation Obligation" has the meaning set forth in BSH
      -----------------------------------
Schedule 4.25(b)1 of the Disclosure Memorandum.

     "BSH" has the meaning specified in the preamble.
      ---

     "BSH Borrowed Funds" has the meaning specified in Section 3.2(b).
      ------------------

     "BSH Holders" means the holders of BSH Shares, the holders of BSH Options,
      -----------
the holders of BSH SARs and the Other Rights Holders, as set forth in Annex A
                                                                      -------
hereto.

     "BSH Holding" has the meaning specified in Section 3.2(a).
      -----------

     "BSH LLC" has the meaning specified in Section 3.2(a).
      -------

     "BSH Options" when used with reference to periods prior to the Closing,
      -----------
means the options to purchase BSH Shares outstanding as of the date of this Agreement set forth on Annex A and further described in Section 4.3(a), and when
                       -------
used with reference to periods from and after the Closing, shall mean options to purchase BSH Shares which remain outstanding, or are issued, in accordance with
Section 3.2.

     "BSH Per Share Price" has the meaning specified in Section 3.2(b).
      -------------------

     "BSH SARs" means the Share Appreciation Rights granted under the BSH SAR
      --------
Plan, as set forth on Annex A and further described in Section 4.3(c).
                      -------

     "BSH Shares" means the shares of beneficial interest in BSH.
      ----------

     "BSH Warrants" means the warrants to purchase BSH Shares issued to
      ------------
Positano, as described in Section 3.2(b).

     "Client Interviews" has the meaning specified in Section 3.5.
      -----------------

     "Closing" has the meaning specified in Section 3.1.
      -------

     "Closing Date" has the meaning specified in Section 3.1.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Commitment Letter" means the Commitment Letter from Bankers Trust Company
      -----------------
dated November 25, 1998, a copy of which has been provided to the Companies.

     "Companies" and "Company" have their respective meanings specified in the
      ---------       -------
preamble.

     "Company Material Adverse Effect" has the meaning specified in Section 4.1.
      -------------------------------

     "Company Properties and Assets" has the meaning specified in Section 4.11.
      -----------------------------

     "Company Shares" means the Shares.
      --------------

     "Damage Claim Notice" has the meaning specified in Section 7.4(a).
      -------------------

     "Damages" has the meaning specified in Section 7.2(a).
      -------

     "Determination" means a "determination" as defined by Section 1313(a) of
      -------------
the Code.

     "Disclosure Memorandum" has the meaning specified in the first paragraph of
      ---------------------
Article 4.

     "Dispute Notice" has the meaning specified in Section 7.6 hereof.
      --------------

     "Dispute Period" has the meaning specified in Section 7.6 hereof.
      --------------

     "Employee" means a regular employee on the payroll of either Company or
      --------
their Subsidiaries.

     "Encumbrance" means, with respect to any asset, any mortgage, lien, pledge,
      -----------
charge, security interest, conditional sale agreement, financing statement or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset.

     "Equity-Related Interests" as to any Person means all options, warrants or
      ------------------------
other rights to acquire, or obligations to issue, capital stock or share interests of, or equity interests in, such Person, or similar securities or contractual obligations the value of which is derived from the value of any capital stock or share interests of or equity interests in such Person (including any agreement of such Person to share past, present or future commissions, fees or other income or profits), or securities convertible into or exchangeable for capital stock or share interests of, equity interests in, or similar securities or contractual obligations of, such Person.

     "ERISA" has the meaning specified in Section 4.25(a).
      -----

     "ERISA Affiliate" means, with respect to any entity, trade or business, any
      ---------------
other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

     "ERISA Plans" has the meaning specified in Section 4.25(b).
      -----------

     "Escrow Agent" has the meaning specified in Section 3.3.
      ------------

     "Escrow Agreement" shall have the meaning specified in Section 3.3.
      ----------------

     "Escrowed Amount" has the meaning specified in the Escrow Agreement.
      ---------------

     "Escrowed Cash" has the meaning specified in the Escrow Agreement.
      -------------

     "Escrowed Shares" has the meaning specified in the Escrow Agreement.
      ---------------

     "Fair Market Value" has the meaning set forth in Section 7.5(c).
      -----------------

     "Financial Statements" has the meaning specified in Section 4.5(b).
      --------------------

     "Financial Summary" has the meaning specified in Section 4.5(a).
      -----------------

     "Fiscal 1999 Financial Statements" means the balance sheet of BSH as at
      --------------------------------
December 31, 1999 and the statement of operations, statement of cash flows and statement of shareholders' equity (deficit) of BSH for the fiscal year ended December 31, 1999, each as audited by BSH's independent auditors.

     "General Claims" has the meaning specified in Section 7.2(b).
      --------------

     "Governance Agreement" has the meaning specified in Section 12.2.
      --------------------

     "Governmental Entity" means any government or governmental, regulatory or
      -------------------
administrative authority or agency, domestic or foreign.

     "HFCP Investors" has the meaning set forth in the preamble.
      --------------

     "Historical Financial Statements" has the meaning specified in Section
      -------------------------------
4.5(a).

     "Holder Indemnitors" has the meaning specified in Section 7.4(a).
      ------------------

     "Holders" means the BSH Holders and the SIG Holders, and "Holder" means any
      -------                                                  ------
one of them.

     "Holding Merger Agreement" has the meaning specified in Section 3.2(c).
      ------------------------

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Income Tax" or "Income Taxes" means income, capital gains or franchise
      ----------      ------------
Taxes or other Taxes measured by reference to income or capital gains, together with any interest, penalties, charges or fees imposed with respect thereto.

     "Indemnitee" has the meaning specified in Section 7.4(a).
      ----------

     "Indemnitors" has the meaning specified in Section 7.4(a).
      -----------

     "Intellectual Property Rights" means all patents, patent applications,
      ----------------------------
patent rights, and inventions and discoveries and invention disclosures (whether or not patentable) (collectively, "Patents"); all trade names, trade dress,
                                   -------
logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and applications (collectively,

"Marks"); all copyrights in both published and unpublished works, including
 -----
without limitation all compilations, databases and computer programs, and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above (collectively, "Copyrights"); and all
                                                          ----------
know-how, trade secrets, customer lists, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, prototypes, and techniques used in the businesses of the Companies to provide a competitive advantage and which are not generally known (collectively, "Trade Secrets").
 -------------

     "Interested Party Transaction" means any transaction or series of similar
      ----------------------------
transactions to which any of the Companies, the Subsidiaries or the Predecessor Entities is a party, in which the amount involved exceeds $50,000 (other than (a) compensation for services rendered or perquisites in lieu of compensation received as an employee in the ordinary course of business pursuant to the compensation and bonus policies and procedures of BSH or SIG and (b) transactions in the ordinary course of business between BSH and SIG) and in which any of the following persons has a direct or indirect material interest: any trustee or Employee of BSH or its Subsidiaries, any trustee or Employee of SIG or its Subsidiaries or any holder of more than 1% of the BSH Shares, the BSH Options, the SIG Shares or the SIG Options.

     "Interim Valuation Date" has the meaning specified in Section 7.5(c).
      ----------------------

     "Interview Period" has the meaning specified in Section 3.5.
      ----------------

     "Joint Designees" has the meaning specified in Section 3.2(b).
      ---------------

     "Key Employee" means the Principal Shareholder and any Chief Executive
      ------------
Officer, President, Executive Vice President or Senior Vice President or other Employee whose annual base compensation exceeds $250,000, of the Companies or their Subsidiaries.

     "Knowledge" means, with respect to BSH, SIG and their respective
      ---------
Subsidiaries and Predecessor Entities, the actual knowledge of Michael E. Bronner, David W. Kenny, Jean Alexander, Reuben Hendell, John Hoholik, Betsy Karp, Harvey Kipnis, Clare Robinson, Myron Slosberg, Malcolm Speed, Kathleen Biro, Reuben Pinchanski, Robert Cosinuke, Meryl Beckingham and Michael Ward.

     "Lease" and "Leases" have their respective meanings specified in Section
      -----       ------
4.13.

     "LLC" has the meaning specified in the recitals.
      ---

     "LLC Merger Agreement" has the meaning specified in Section 3.2(c).
      --------------------

     "LLCs" means BSH LLC and SIG LLC.
      ----

     "MB" means Michael E. Bronner.
      --

     "Management Designees" has the meaning specified in Section 3.2(b).
      --------------------

     "Material Contracts" has the meaning specified in Section 4.15.
      ------------------

     "Material Adverse Effect" as to a Person other than a Company shall mean a
      -----------------------
material adverse effect on the business, properties, assets, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole.

     "MBCL" means the Massachusetts Business Corporation Law.
      ----

     "Option Holders" means the holders of all outstanding Options, and "Option
      --------------                                                     ------
Holder" means any one of them.  The names and addresses of the Option Holders,
------
the number of Options held by each of them and the exercise price of such Options are set forth on Annex A hereto.
                         -------

     "Options" means the BSH Options and the SIG Options.
      -------

     "Option Agreement" means an agreement substantially in the form of the
      ----------------
option agreement attached as an exhibit to the Stock Option Plan.

     "Other Rights" means the rights to obtain certain amounts upon a sale of
      ------------
the Companies, as set forth on Annex A and further described in Section 4.3(d).
                               -------

     "Other Rights Holders" means the holders of all outstanding Other Rights.
      --------------------
The names and addresses of the Other Rights Holders, the number of Shares for which such Person is entitled to Other Rights and the amounts payable with respect to such Other Rights are set forth on Annex A hereto.
                                              -------

     "Person" means a natural person, corporation, partnership or other business
      ------
entity, or any Governmental Entity.

     "Plan" has the meaning specified in Section 4.25(a).
      ----

     "Positano" has the meaning specified in the preamble.
      --------

     "Positano Control Proceeding" has the meaning specified in Section 3.4(h).
      ---------------------------

     "Positano Designees" has the meaning specified in Section 3.2(b).
      ------------------

     "Predecessor Entity" means, with respect to BSH LLC, Bronner Slosberg
      ------------------
Humphrey Inc., a Massachusetts corporation, and with respect to SIG LLC, Strategic Interactive Group, Inc., a Massachusetts corporation. References herein to the Predecessor Entity of a given Company mean the Predecessor Entity of the LLC of which such Company is the sole member.

     "Principal Shareholder" means MB.
      ---------------------

     "PWC" means PricewaterhouseCoopers LLP or its predecessors.
      ---

     "QSS Sub" means a "qualified subchapter S subsidiary" within the meaning of
      -------
Section 1361(b)(3) of the Code and comparable provisions of state and local law.

     "Recapitalization" has the meaning specified in the recitals.
      ----------------

     "Registration Rights Agreement" has the meaning specified in Section 12.3.
      -----------------------------

     "Release Date" has the meaning specified in Section 3.3.
      ------------

     "Reorganization" has the meaning set forth in the recitals.
      --------------

     "Returns" means any Internal Revenue Service Form-1120S and Schedule K-1
      -------
and any other Tax returns, reports and forms required to be filed with any Governmental Entity.

     "S corporation" means, with respect to any specified period, a corporation
      -------------
that has in effect throughout such period a valid election under Section 1362(a) of the Code (and comparable provisions of applicable state and local law) to be an S corporation which is, and whose shareholders are, subject to the tax treatment provided for under the provisions of Subchapter S of the Code (and comparable provisions of applicable state and local law).

     "SAR Holders" means the holders of all outstanding SARs, and "SAR Holder"
      -----------
means any one of them. The names and addresses of the SAR Holders, the number of SARs held by each of them and the base value of such SARs are set forth on Annex A hereto.
-------

     "SAR Plans" means the Share Appreciation Rights Plans of BSH and SIG
      ---------
pursuant to which the SARs were granted.

     "SARs" means the Share Appreciation Rights granted under the SAR Plans, as
      ----
set forth on Annex A and further described in Section 4.3(c).
             -------

     "Section 338 Forms" means all Returns, documents, statements, and other
      -----------------
forms that are required to be submitted to any federal, state or local Governmental Entity in connection with the Section 338(h)(10) Election. Section 338 Forms shall include, without limitation, any "statement of section 338 election" and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treas. Reg. Section 1.338-1 or Treas. Reg. Section 1.338(h)(10)-1.

     "Section 338(h)(10) Election" means an election described in Section
      ---------------------------
338(h)(10) of the Code with respect to the acquisition of each of the Companies and the Subsidiaries pursuant to this Agreement. Section 338(h)(10) Election shall include any election actually made or deemed to have been made corresponding to an election described in Code
Section 338(h)(10) under any other relevant Tax laws for which a separate election is permissible with respect to such acquisitions.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Senior Bank Facility" means the Senior Secured Credit Facilities as
      --------------------
contemplated by the Commitment Letter.

     "September 30 Balance Sheet" has the meaning specified in Section 4.5(a).
      --------------------------

     "September Financial Statements" has the meaning specified in Section
      ------------------------------
4.5(a).

     "Shareholder Representatives" for purposes of this Agreement and the Escrow
      ---------------------------
Agreement, means MB and David W. Kenny, collectively; provided that, in the
                                                      -------- ----
event of MB's death, his estate shall be entitled to designate his replacement as a Shareholder Representative.

     "Shareholders" means the holders of all outstanding Shares, and
      ------------
"Shareholder" means any one of them. The names and addresses of the Shareholders and the number of Shares held by each of them are set forth on

Annex A hereto.
-------

     "Shareholders Agreement" has the meaning specified in Section 12.2.
      ----------------------

     "Shares" means the BSH Shares and the SIG Shares.
      ------

     "SIG" has the meaning specified in the preamble.
      ---

     "SIG Borrowed Funds" has the meaning specified in Section 3.2(b).
      ------------------

     "SIG Holders" means the holders of SIG Shares, the holders of SIG Options,
      -----------
and the holders of SIG SARs, as set forth on Annex A hereto.
                                             -------

     "SIG Holding" has the meaning specified in Section 3.2(a).
      -----------

     "SIG LLC" has the meaning set forth in Section 3.2(a).
      -------

     "SIG Options" means the options to purchase SIG Shares, as set forth on
      -----------
Annex A and further described in Section 4.3(a).
-------

     "SIG Per Share Price" means the purchase price of $4,386.76 per SIG share.
      -------------------

     "SIG SARs" means the Share Appreciation Rights granted under the SIG SAR
      --------
Plan, as set forth on Annex A and further described in Section 4.3(c).
                      -------

     "SIG Shares" means the shares of beneficial interest in SIG.
      ----------

     "Signing Holders" has the meaning specified in the preamble.
      ---------------

     "Stock Option Plan" has the meaning specified in Section 10.10.
      -----------------

     "Subject Tax Claim" has the meaning specified in Section 7.4(a).
      -----------------

     "Straddle Period" has the meaning specified in Section 3.4(e)
      ---------------

     "Subsidiary" has the meaning specified in Section 4.4(c).
      ----------

     "Tax" and "Taxes" means all taxes (whether federal, state, local or
      ---       -----
foreign) based upon or measured by income and any other tax (whether federal, state, local or foreign) whatsoever, including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, social security, employment, excise, stamp and property taxes, levies, imposts, deductions, charges, rates and duties together with any interest, penalties, charges or fees imposed with respect thereto.

     "Tax Claim" means an asserted, proposed or actual Tax deficiency,
      ---------
adjustment, assessment, audit, examination or other administrative or court proceeding, suit, dispute or other claim with respect to Taxes.

     "Tax Differential" has the meaning specified in Section 3.4(h).
      ----------------

     "Tax Proceeding" means any Tax audit, examination, suit, dispute, contest,
      --------------
litigation or other proceeding.

     "Trustee" has the meaning specified in Section 3.2(b).
      -------

     "Trustee Board" has the meaning specified in Section 3.2(b).
      -------------

                     ARTICLE 2 - PLAN OF RECAPITALIZATION



  2.1  Adoption of Plan of Recapitalization.  The parties hereto hereby adopt a
       ------------------------------------
plan of recapitalization which, if consummated in accordance with the terms and conditions of this Agreement, is intended to be accounted for under generally accepted accounting principles as a recapitalization of the Companies not subject to purchase or push down accounting treatment.

                          ARTICLE 3 - THE TRANSACTION



  3.1  The Closing Date.  Subject to the terms and conditions of this Agreement,
       ----------------
the closing of the transactions contemplated herein (the "Closing") shall take
                                                          -------
place at the offices of Wachtell, Lipton, Rosen & Katz, New York, New York, at 10:00 a.m. on January 4, 1999, or at such other place or time, or on such other date, as the Companies and Positano may agree (the "Closing Date").
                                                    ------------

     3.2  Transaction Steps.
          -----------------

          (a)  Prior to the Closing:

               (i) the HFCP Investors shall capitalize Positano with an aggregate of $102 million in equity which amount will be used to purchase BSH Shares and SIG Shares as set forth in clause (x) of this Section 3.2(a). In the event that (A) the requirement for the currently outstanding letters of credit to landlords is reduced by at least $3 million and (B) there is otherwise sufficient cash flow, together with amounts available under the revolving portion of the Senior Bank Facility to prudently provide for the Company's working capital requirements, Positano will endeavor to (I) decrease the amount of equity to be contributed from $102 million to $99 million and (II) increase the amount of the Senior Bank Facility by $3 million, such that the same total amount of cash will be used to purchase and redeem Equity-Related Interests as is provided in this Section 3.2, and this Section 3.2 will be revised as necessary, in a manner mutually satisfactory to each of Positano and the Company, to reflect such changes.

               (ii) BSH shall form BSH Holding LLC, a Delaware limited liability company of which BSH shall be the sole member ("BSH Holding"). SIG shall form SIG Holding LLC, a Delaware limited liability company of which SIG shall be the sole member ("SIG Holding").

               (iii) BSH, the sole member of Bronner Slosberg Humphrey, LLC, a Delaware limited liability company ("BSH LLC"), shall contribute 100% of the membership interests in BSH LLC to BSH Holding. SIG, the sole member of Strategic Interactive Group, LLC, a Delaware limited liability company ("SIG LLC"), shall contribute 100% of the membership interests in SIG LLC to SIG Holding.

          (b) At the Closing, the parties hereto shall cause the following transactions to take place in the sequence indicated (provided, that all cash payments set forth below shall be subject to withholding of any taxes that are required by applicable law or regulation to be withheld therefrom):

               (i) An Amended and Restated Declaration of Trust of BSH, in the form contemplated by Section 8.9 and satisfactory to Positano and BSH, shall be adopted by (A) MB as the trustee of BSH and (B) the BSH Shareholders, to the extent required by the Massachusetts law applicable to Massachusetts business trusts.

               (ii) MB shall appoint Sorrento, Inc., a newly formed Delaware corporation to be owned by Positano (the "Trustee"), as trustee of BSH, and
                                          -------
immediately thereafter, shall resign as trustee. The parties hereto shall take all necessary action such that the Board of Directors of the Trustee (the "Trustee Board") has a total of six members, two of whom shall be MB and the
 -------------
Chief Executive Officer of the Company (the "Management Designees"); two of whom
                                             --------------------
shall be designees of Positano (the "Positano Designees") and two of whom shall
                                     ------------------
be jointly selected by the Positano Designees and the Management Designees (the "Joint Designees").
 ---------------

               (iii) BSH LLC and SIG LLC shall borrow an aggregate of $78 million under the Senior Bank Facility (to be allocated between them as determined prior to Closing, as so allocated, the "BSH Borrowed Funds" and the
                                                   ------------------
"SIG Borrowed Funds").
 ------------------

               (iv) BSH LLC shall prepay all outstanding debt and accrued interest as well as all notes held by the BSH Holders set forth in Section 4.17 of the Disclosure Memorandum. SIG LLC shall prepay all outstanding debt and accrued interest as well as all notes held by the SIG Holders set forth in
Section 4.17 of the Disclosure Memorandum. BSH and SIG LLC shall pay transaction bonuses to such individuals in such amounts as are listed in Annex A.
                                                             -------

               (v) BSH LLC shall distribute the remaining BSH Borrowed Funds to BSH Holding, which shall distribute such funds to BSH. SIG LLC shall distribute the remaining SIG Borrowed Funds to SIG Holding, which shall distribute such funds to SIG.

               (vi) BSH shall redeem 168,416.15 BSH Shares (from such BSH Shareholders and in such amounts listed in Annex A hereto) at a purchase price
                                           -------
of $151.10 per share (the "BSH Per Share Price").  SIG shall not redeem any SIG
                           -------------------
Shares.

               (vii)     BSH shall redeem BSH Options to purchase 13,822.04 BSH

Shares (from such holders of BSH Options and in such amounts listed in Annex A
                                                                       -------
hereto) at a purchase price per BSH Option equal to the difference between the BSH Per Share Price and the exercise price of such BSH Option multiplied by the number of BSH Shares subject to such BSH Option (as indicated on Annex A
                                                                 -------
hereto). Each unredeemed BSH Option shall remain outstanding at its current exercise price and shall have the terms set forth in the Stock Option Plan and in Annex B hereto. SIG shall not redeem any SIG Options to purchase SIG Shares.
   -------
Each unredeemed SIG Option shall remain outstanding at the exercise price set forth in Annex A.
         -------

               (viii) BSH shall redeem BSH SARs relating to 4,000 BSH Shares (from such holders of BSH SARs and in such amounts listed in Annex A hereto) at
                                                             -------
a purchase price per BSH SAR equal to the difference between the BSH Per Share Price and the base value of such BSH SAR multiplied by the number of BSH Shares to which such BSH SAR relates (as indicated on Annex A hereto). Each unredeemed
                                               -------
BSH SAR shall be converted into a BSH Option relating to the same number of BSH Shares exercisable at the current base value of such BSH SAR having the terms set forth in the Stock Option Plan and in Annex B hereto. SIG shall not redeem
                                          -------
any SIG SARs relating to SIG Shares. Each unredeemed SIG SAR shall be converted into a SIG Option for the same number of SIG Shares, exercisable at the current base value of such SIG SAR.

               (ix)      BSH shall pay to such individuals listed in Annex A
                                                                     -------
hereto, the aggregate amount of $5,397,925.15 in satisfaction of its obligations with respect to the Other Rights.

               (x) Positano shall purchase (i) 524,790.39 BSH Shares (from such BSH Shareholders and in such amounts listed in Annex A hereto) at a
                                                    -------
purchase price per share equal to the BSH Per Share Price and (ii) 5,175.62 SIG Shares (from such SIG Shareholders and in such amounts listed in Annex A hereto) at a purchase price per share equal to
                       -------
the SIG Per Share Price. Subject to Section 3.2(a)(i), the aggregate purchase price for the BSH Shares and the SIG Shares purchased by Positano shall be $102 million.

               (xi) The parties shall (A) elect as Chairman of the Trustee Board a director nominated by the Management Designees; (B) appoint as a member of each committee and subcommittee of the Trustee Board, a member designated by the Positano Designees and a member designated by the Management Designees; (C) create an audit committee of the Trustee Board consisting of a total of three members, one of whom shall be a Management Designee (as selected by the Management Designees), one of whom shall be a Positano Designee (as selected by the Positano Designees) and one of whom shall be a Joint Designee (as selected by the Joint Designees); and (D) create a compensation committee of the Trustee Board consisting of a total of three members, one of whom shall be a Management Designee (as selected by the Management Designees), one of whom shall be a Positano Designee (as selected by the Positano Designees) and one of whom shall be a Joint Designee (as selected by the Joint Designees).

               (xii) Each BSH Option which remains outstanding, or is issued pursuant to Sections 3.2(b) or (c), shall be evidenced by a new Option Agreement pursuant to the Stock Option Plan, which shall incorporate the terms and conditions set forth in Annex B hereto.
                        -------

               (xiii) BSH shall deliver to Positano a warrant to purchase 15,000 BSH Shares at $151.10 per share, which shall be immediately exercisable, shall have a ten-year term and customary anti-dilution adjustments, and shall be evidenced by a Warrant Agreement to be entered into at Closing in form satisfactory to each of BSH and Positano. To the extent that the Benefit Plan Remedial Obligation (as defined in BSH Schedule 4.25(b)1 of the Disclosure Memorandum) is determined to (A) exceed $1.2 million at any time prior to the fifth anniversary of Closing (the amount of such excess being the "Benefit Plan
                                                                   ------------
Excess"), BSH shall issue an additional ten-year warrant to purchase an
------
additional number of BSH Shares at $151.10 per share as follows: the number of BSH Shares subject to such additional warrant shall bear the same ratio to 15,000 as the amount of the Benefit Plan Excess bears to $1.2 million; provided that such adjustment shall only be made if the Benefit Plan Excess is an amount greater than $300,000 and (B) be less than $1.2 million at any time prior to the fifth anniversary of the Closing (the amount of such difference being the "Benefit Plan Reduction Amount"), Positano shall surrender a portion of the
 -----------------------------
warrant as follows: the number of BSH Shares subject to the portion surrendered shall bear the same ratio to 15,000 as the Benefit Plan Reduction Amount bears to $1.2 million; provided that such adjustment shall only be made if the Benefit Plan Reduction Amount is greater than $300,000. To the extent required under BSH
Schedule 4.17 of the Disclosure Memorandum, Positano will be granted an additional warrant as set forth therein.

         (c)  On the day following the Closing Date:

               (i) SIG shall transfer all of the membership interests of SIG Holding to BSH in exchange for 37,442.33 BSH Shares. In connection with such transfer, each remaining SIG Option shall be converted into a BSH Option to purchase a number of BSH Shares equal to the number of SIG Shares underlying such SIG Option multiplied by 29.03, as indicated on

Annex A hereto, at an exercise price equal to the exercise price of the SIG
-------
Option divided by 29.03, as indicated on Annex A hereto, and shall have the
                                         -------
terms set forth in the Stock Option Plan and in Annex B hereto.
                                                -------

               (ii) SIG shall transfer such 37,442.33 BSH Shares in such amounts and to such individuals listed on Annex A hereto and shall thereafter
                                          -------
liquidate and terminate its existence.

               (iii) Pursuant to the merger agreement in a form satisfactory to Positano and BSH (the "LLC Merger Agreement"), SIG LLC shall merge with and into
                       --------------------
BSH LLC. Pursuant to the merger agreement in a form satisfactory to Positano and BSH (the "Holding Merger Agreement"), SIG Holding shall merge with and into
              ------------------------
BSH Holding.

     3.3  Escrowed Amount.  Of the cash to be paid pursuant to Section 3.2(b),
          ---------------
Positano shall place $9,350,000, allocated among the Holders in the amounts set forth on Annex A hereto, in escrow pursuant to the terms of the escrow
         -------
agreement, to be dated as of the Closing Date, among MB and David W. Kenney, BSH, SIG, Positano and an institutional escrow agent mutually satisfactory to them (the "Escrow Agent") substantially in the form attached as Annex C hereto
           ------------                                         -------
(the "Escrow Agreement"). Furthermore, pursuant to the Escrow Agreement, BSH
      ----------------
Shares and BSH Options allocated among the Holders in the amounts set forth on Annex A hereto, with an aggregate value of $9,350,000 shall be placed in escrow
-------
(with such BSH Shares valued at the BSH Per Share Price upon contribution to the escrow and such BSH Options valued at the difference between the BSH Per Share Price and the per share exercise price of such option, multiplied by the number of BSH Shares subject to such option). The Escrowed Amount shall be security for the faithful performance of the indemnity obligations of the Holders to Positano under Section 7.2 hereof and will be subject to transfer to Positano in satisfaction of the indemnification obligations of the Holders as provided in this Agreement and the Escrow Agreement. Subject to the terms of Article 7 of this Agreement and the terms of the Escrow Agreement, the Escrowed Amount, less
(a) any amount which shall be transferred to the HFCP Investors and Positano pursuant to the terms of this Agreement and the Escrow Agreement and (b) any Reserved Amount (as defined in the Escrow Agreement), shall be released to the Holders on the date which is 30 days after the receipt by BSH of the Fiscal 1999 Financial Statements (the "Release Date").
                           ------------

     3.4  Tax Matters
          -----------

          (a)  Tax Returns. The Shareholders shall prepare or cause to be
               -----------
prepared and file or cause to be filed (i) all Returns of any of the Companies, the Subsidiaries or the Predecessor Entities required to be filed (taking into account extensions) prior to the Closing Date and (ii) all federal Income Tax Returns of the Companies or the Predecessor Entities (and all state and local Income Tax Returns of the Companies or the Predecessor Entities) for all taxable periods ending on or prior to the Closing Date which are required to be filed after the Closing Date; provided, however, that (A) the Shareholders shall provide Positano for its review and comment each such Return described in clause
(i) or (ii) at least thirty days prior to filing, (B) such Returns shall be prepared consistently with this Agreement and past practice and (C) in the event that Positano reasonably objects to any item in such Returns that could reasonably be expected to have an adverse impact on Positano, such dispute shall be resolved by a neutral accounting firm prior to the date such Return is required to be filed. Positano shall prepare or cause to be prepared and file or cause to be filed all other Returns of the Companies, the Predecessor Entities or the Subsidiaries. To the extent permitted by applicable law, the Shareholders shall include any income, gain, loss, deduction or other Tax items for periods ending on or prior to the Closing Date on their Returns in a manner consistent with the Schedule K-1s prepared as provided in this Section 3.4(a) for such periods.

          (b) Cooperation. The Holders, the Companies and Positano shall
              -----------
cooperate fully in connection with the filing of Returns pursuant to this
Section 3.4 and any Tax Proceeding. Such cooperation shall include the retention and (upon the other parties' request) the provision of records and information which are reasonably relevant to any such Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Holders and the Companies agree: (i) to retain all books and records with respect to Tax matters pertinent to the Companies, the Predecessor Entities or the Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Holders or Positano, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority; and (ii) to give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other parties so request, the Holders or Positano, as the case may be, shall allow the other parties to take possession of such books and records.

          (c) Section 338 Election. (i) With respect to the acquisition under
              --------------------
this Agreement of the Companies and the Subsidiaries, the Shareholders and Positano shall properly make a Section 338(h)(10) Election in accordance with applicable Tax laws; provided, however, that neither the Shareholders nor Positano shall make any such election (or any election corresponding to any election under Section 338 of the Code) for purposes of Massachusetts Income Taxes. The Holders, the Companies and Positano agree to report such acquisitions consistent with the Section 338(h)(10) Election (and the treatment for Massachusetts Tax purposes of each such acquisition as an acquisition of interests in a Massachusetts business trust with respect to which no election under Section 338 of the Code or corresponding provision of state or local Tax law was made) and shall take no position contrary thereto unless required to do so by applicable Tax laws pursuant to a Determination.



              (ii) Positano shall be responsible for the preparation and filing of all Section 338 Forms; provided, however, that in the event that the Shareholders reasonably object to any item in such Section 338 Forms that could reasonably be expected to have an adverse impact on the Shareholders, such dispute shall be resolved by a neutral accounting firm prior to the date that is 20 days prior to the date such Section 338 Form is required to be filed. The Holders shall execute and deliver to Positano such documents or forms as are reasonably requested and are required by any Tax laws properly to complete the
Section 338 Forms, at least 20 days prior to the date such Section 338 Forms are required to be filed.

               (iii) Within 60 days following the Closing Date, Positano and the Shareholders shall jointly prepare as follows a schedule (the "Allocation
                                                                   ----------
Schedule") allocating the "modified aggregate deemed sale price" as defined in
--------
Treasury Regulation Section 1.338(h)(10)-1(f) with respect to the Section 338(h)(10) Election; provided, however, that the Allocation Schedule shall be based upon a proposal by Positano, shall be reasonable, shall be based on fair market values in accordance with Section 338 of the Code and the regulations thereunder, and, notwithstanding any other provision, shall provide that the tangible assets of the Companies and the Subsidiaries (and the shares or interests in each Subsidiary, if any, organized outside of the United States or any State thereof) shall be allocated an amount not in excess of their respective tax bases. All relevant Income Tax Returns shall be filed in accordance with the Allocation Schedule, which shall be binding upon the Holders, Positano and the Companies unless otherwise provided in a Determination. Positano and the Shareholders agree that, unless (A) otherwise provided pursuant to a Determination or (B) there is a change in applicable Tax law pursuant to which such treatment does not have a reasonable basis, (i) any BSH Option or SIG Option that has vested on or prior to the Closing Date, is held (or received) by an employee of a Company or a Subsidiary on the Closing Date, is not redeemed on the Closing Date pursuant to Section 3.2(b)(vii) and is not exercised (or cashed-out) on or prior to December 31, 1999 shall be treated as a "contingent liability" for purposes of Treasury Regulation (S)1.338(b)- 3T(b)(1), (ii) any BSH Option or SIG Option that has vested on or prior to the Closing Date, is held (or received) by an employee of a Company or a Subsidiary on the Closing Date, is not redeemed on the Closing Date pursuant to Section 3.2(b)(vii) and is exercised (or cashed-out) after the Closing Date but before January 1, 2000, shall be treated as a "liability" for purposes of Treasury Regulation (S) 1.338(h)(10)-1(f)(3), (iii) the exercise (or cash-out) of an option described in clause (i) above shall be treated as an "adjustment event" for purposes of Treasury Regulation (S)1.338(b)-3T(b)(1) and (iv) any ordinary income recognized by the employee at the time that an option described in clause
(i) or (ii) is exercised (or cashed-out) shall be treated as an additional amount realized in calculating the "modified aggregate deemed sale price" and as deductible by the Shareholders. BSH shall promptly advise the Shareholder Representatives at the time any such option is exercised (or cashed-out) and the amount of ordinary income recognized by the employee (unless clause (A) of the immediately preceding sentence applies), and the Shareholders shall promptly advise Positano at the time of any Determination referred to in clause (A) of the immediately preceding sentence.

               (iv) Notwithstanding any other provision hereof, the Shareholders shall be liable for, and shall hold the HFCP Investors, Positano, the Companies and the Subsidiaries harmless from, any Tax (other than the Tax Differential) imposed on any Shareholder arising by reason of the Section 338(h)(10) Election. The Shareholders shall pay Positano the amount of any refund, credit or other benefit received or realized by reason of any payment by any of the Companies or their Subsidiaries of any Massachusetts Tax arising from the transactions contemplated by Section 3.2(b)(vi) and (x) or an actual or deemed election under Section 338 of the Code or corresponding provision of state or local Tax law. The Shareholders shall file original or amended Returns claiming any refund, credit or other benefit which they may be entitled to receive or realize by reason of such a payment by any of the Companies or their Subsidiaries.

          (d) Section 1374 Treatment; S Corporation Treatment. The Holders shall
              -----------------------------------------------
not take any position before any Governmental Entity or otherwise (including in any Income Tax Return) inconsistent with the treatment that no net recognized built-in gain (as defined in Section 1374 of the Code or any similar provisions of state and local Tax laws) results from any of the transactions contemplated by this Agreement or any prior transaction involving the Companies, the Subsidiaries, the Predecessor Entities or the LLCs, unless required to do so by applicable Tax laws pursuant to a Determination. Unless, in each case, required to do otherwise by applicable Tax laws pursuant to a Determination, none of the Holders, Positano, the Companies or any of the Subsidiaries shall take any action (including in connection with the filing of Returns) inconsistent with the treatment of (i) BSH and its Predecessor Entity as an S corporation for federal Income Tax purposes for all periods from October 1, 1987, to and including the Closing Date, (ii) SIG and its Predecessor Entity as an S corporation for all periods to and including the Closing Date, (iii) BSH's Predecessor Entity as an S corporation for Massachusetts Income Tax purposes for all periods from October 1, 1987, to and including the occurrence of the Reorganization, (iv) SIG's Predecessor Entity as an S corporation for Massachusetts Income Tax purposes for all periods to and including the occurrence of the Reorganization, (v) each Subsidiary (other than BSH LLC, SIG LLC, BSH Holding and SIG Holding) as a QSS Sub for all periods to and including the Closing Date for federal Income Tax purposes, (vi) each Subsidiary (other than BSH LLC, SIG LLC, BSH Holding and SIG Holding) as a QSS Sub for Massachusetts Income Tax purposes for all periods to and including the occurrence of the Reorganization and as a division for Massachusetts Income Tax purposes for all periods from the occurrence of the Reorganization to and including the Closing Date, (vii) BSH LLC, SIG LLC, BSH Holding, and SIG Holding as disregarded entities for all Income Tax purposes, (viii) each of BSH and SIG as a "corporate trust" for Massachusetts Income Tax purposes for all periods from the occurrence of the Reorganization to and including the Closing Date,
(ix) BSH and SIG as the successor pursuant to a reorganization within the meaning of Code Section 368(a)(1)(F) to their respective Predecessor Entities, and (x) for all Income Tax purposes (other than federal and Massachusetts Income Tax purposes), (A) BSH and its Predecessor Entity as an S corporation for all periods from October 1, 1987, to and including the Closing Date, (B) SIG and its Predecessor Entity as an S corporation for all periods to and including the Closing Date, and (C) each Subsidiary (other than BSH LLC, SIG LLC, BSH Holding and SIG Holding) as a QSS Sub for all periods to and including the Closing Date.

          (e) Allocation of Certain Taxes. Positano and the Holders agree that
              ---------------------------
if any of the Companies are permitted but not required under applicable state or local Income Tax laws to treat the Closing Date as the last day of a taxable period, Positano and the Holders shall treat such day as the last day of a taxable period. Where it is necessary to apportion between Positano and the Holders the Tax liability of the Companies or the Subsidiaries for a period that includes but does not end on the Closing Date (a "Straddle Period"), such
                                                  ---------------
liability shall be apportioned between the period deemed to end at the close of the Closing Date and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that Taxes, such as real property Taxes, imposed on a periodic basis shall be apportioned on a daily basis and exemptions, allowances and deductions that are otherwise calculated on an annual basis shall be apportioned on a daily basis.

          (f) Survival of Obligations. Notwithstanding anything to the contrary
              -----------------------
in this Agreement, the obligations of the parties set forth in this Section 3.4 shall be unconditional and absolute and shall remain in effect until 90 days after the applicable statute of limitations has expired.

          (g) Refunds and Credits. The Companies and the Subsidiaries shall be
              -------------------
entitled to receive and retain all refunds and credits of Taxes of the Companies, the Predecessor Entities and the Subsidiaries.

          (h) The Tax Differential. (i)  Positano shall indemnify and hold
              --------------------
harmless the Shareholders against any federal income taxes resulting from the
Section 338(h)(10) Election in an amount equal to the product of (A) the amount of income recognized by the Shareholders for federal income tax purposes and subject to tax at ordinary income rates under the Code as a result of the
Section 338(h)(10) Election and (B) the excess of (I) the ordinary income rate applicable to such income under the Code as a result of the Section 338(h)(10) Election over (II) the capital gains rates that would have applied to such income under the Code if the deemed asset sales giving rise to such income had been subject to tax at capital gains rates. The amount for which Positano is liable pursuant to this Section 3.4(h) (the "Tax Differential") shall be
                                             ----------------
calculated in a manner that is consistent with the Allocation Schedule, unless otherwise required pursuant to a Determination. The amount of any payment required to be made by Positano to a Shareholder pursuant to this Section 3.4(h) shall be increased to take account of any income tax imposed on such Shareholder that would not have been imposed but for the receipt of such payment by such Shareholder.

              (ii) Positano shall pay the Shareholders the Tax Differential no later than the date on which the Shareholders are required to pay such amount to the Internal Revenue Service.

              (iii) Notwithstanding any other provision of this Agreement: (A) Positano shall be entitled to control, including with respect to settlement, any Tax Proceeding relating to any Tax Differential (or which could reasonably be expected to affect the amount or timing of any Tax Differential) (a "Positano
                                                                     --------
Control Proceeding"); (B) the Holders shall provide Positano with their complete
------------------
cooperation with respect to any Positano Control Proceeding, which cooperation shall include, without limitation, providing Positano with any reasonably requested powers of attorney; and (C) the Holders shall promptly notify Positano upon receipt of any Tax claim which could give rise to any Tax Differential or a Positano Control Proceeding and shall thereafter promptly forward to Positano copies of any written communications received from any Governmental Entity in connection with any such Tax claim or any Positano Control Proceeding.

     3.5  Client Interviews. The Companies shall arrange for the HFCP Investors
          -----------------
to conduct client interviews with each of the clients of the Companies listed on Annex D hereto (the "Client Interviews") within five days of the execution of
-------              -----------------
this Agreement, or by such later date as may be either (a) necessary for the Company to arrange such interviews or (b) agreed upon in writing by the Companies and the HFCP Investors (the "Interview Period"). If as a result of
                                       ----------------
such Client Interviews, Positano shall determine in its sole discretion that the circumstances or prospects relating to any relationship between such Company and one or more of its clients are, individually or in the aggregate, materially and adversely different (including, without limitation, with respect to historical and/or projected client revenue) from such circumstances or prospects as described to Positano prior to execution of this Agreement, or if Positano shall learn of material and adverse facts (as determined in Positano's sole discretion) relating to such relationships that were not previously described to Positano, then Positano may terminate this Agreement by delivering notice to that effect to the Companies no later than the second business day following the conclusion of the Interview Period. If the HFCP Investors do not terminate this Agreement pursuant to this
Section 3.5, then, notwithstanding anything contained in this Agreement to the contrary, including, without limitation, Section 8.5 hereof, the Companies shall have the right to update the Disclosure Memorandum to include such new information obtained through the Client Interviews within five days of the conclusion of the Interview Period so as to make the representations and warranties contained in Section 4.16(c) true and correct for all purposes of this Agreement.

          ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

     Except as otherwise set forth in the disclosure memorandum delivered by the Companies to Positano at or prior to the execution of this Agreement (the "Disclosure Memorandum"), each Company hereby represents and warrants, jointly
 ---------------------
and severally, to Positano and the HFCP Investors as follows:

     4.1  Organization, Good Standing and Foreign Qualification. Such Company is
          -----------------------------------------------------
(and at the time of the Closing will be) a business trust duly organized and validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Such Company is duly qualified or has filed a certificate of designation by an agent for service of process in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of business makes such qualification or designation necessary other than in such jurisdictions where the failure to make such designation or to be so qualified or licensed individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of such Company and its Subsidiaries, taken as a whole (a "Company Material Adverse Effect"). The Disclosure Memorandum sets
               -------------------------------
forth all states and foreign jurisdictions in which such Company is qualified to do business or has designated an agent subject to service of process in such jurisdiction. Such Company has all requisite power and authority to own, operate, lease and encumber its properties and to carry on its business as now being conducted. A complete and correct copy of the Declaration of Trust, and the bylaws or other organizational documents, if any, each as amended to date, of such Company have been provided to Positano (it being understood for purposes of this Agreement that "provided to Positano" shall include items or information provided to the HFCP Investors or their accountants or attorneys in connection with the transactions contemplated by this Agreement).

     4.2  Capitalization. The entire beneficial interest in BSH consists of
          --------------
815,500.36 issued and outstanding BSH Shares. The entire beneficial interest in SIG consists of 6,465.33 issued and outstanding SIG Shares. All outstanding Shares are duly authorized and validly issued. The number of Shares that such Company has authority to issue is unlimited.

     4.3  Absence of Outstanding Rights to Shares or Other Securities.
          -----------------------------------------------------------

          (a) Except for the Options, SARs and Other Rights set forth in Annex
                                                                         -----
A, and except as specifically set forth in Schedule 4.3 of the Disclosure
-
Memorandum, as of the date of this Agreement, there were no outstanding Equity-Related Interests of such Company. The SIG Options are issued under SIG's 1995 Equity Incentive Plan, a complete and accurate copy of which has been provided to Positano. The BSH Options were not issued under a Plan. Annex A sets forth a
                                                           -------
complete and accurate list of the names of each Option Holder of such Company, the number of Options held by such Person, the exercise price of such Options and the date of issuance of such Options.

          (b) The Disclosure Memorandum lists, and such Company has provided to Positano, complete and accurate copies of any and all agreements which have been entered into among any of such Company (or its Subsidiaries or Predecessor Entity), any Holder and/or any other Person which relate to the issuance, purchase, sale or other disposition, or voting of any Shares or Equity-Related Interests of such Company (or its Subsidiaries or Predecessor Entity), which (i) have been entered into since January 1, 1996 or (ii) have been entered into as of an earlier date but which have not been fully performed as of the date of this Agreement. Except as disclosed in the Disclosure Memorandum, such Company does not have any executory obligations with respect to any of such agreements.

          (c) Annex A sets forth a complete and accurate list of the names of
              -------
each SAR Holder of such Company, the number of SARs held by such Person and the base value and date of issuance of such SARs.

          (d) Annex A sets forth a complete and accurate list of the names of
              -------
the Other Rights Holders and describes the nature and value of the Other Rights held by such Persons. Payments to holders of such Other Rights sufficient to perform and satisfy all obligations to such Holders in respect of such Other Rights, will not exceed the amounts specified in the Disclosure Memorandum.

          (e) No former holder of Shares, Options, SARs, Other Rights or other Equity-Related Interests would be entitled to a payment in respect of such Shares, Options, SARs, Other Rights or other Equity-Related Interests as a result of the consummation of the transactions contemplated hereby.

          (f) Except as set forth in the Disclosure Memorandum, there are no (i) agreements (written or oral) to which such Company or any of its Subsidiaries is a party restricting the transfer of Shares, Options, SARs, Other Rights or other Equity-Related Interests, (ii) preemptive or anti-dilutive rights on the part of any other Person relating to such Company or (iii) existing rights with respect to registration under the Securities Act of any such Company's securities.

     4.4  Subsidiaries. (a) BSH owns all of the outstanding equity interests
          ------------
(including without limitation, rights, options, convertible securities or other Equity-Related Interests) in BSH LLC. BSH LLC (i) is (and at the time of the Closing will be) a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware, (ii) is duly licensed or qualified to do business as a foreign limited liability company and is in good standing under the laws of Massachusetts and New York and will, prior to Closing, be duly licensed or qualified in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect on BSH or BSH LLC, and (iii) has all requisite power and authority to own, operate, lease and encumber its properties and to carry on its business as now being conducted. The Disclosure Memorandum sets forth all states and foreign jurisdictions in which BSH LLC is qualified to do business. Complete and correct copies of (A) the limited liability company operating agreement, as amended to date, of BSH LLC,
(B) the merger agreement providing for the merger of a Predecessor Entity into BSH LLC and (C) all other documents relating to the formation and organization of BSH and BSH LLC, have been provided to Positano.

          (b) SIG owns all of the outstanding equity interests (including without limitation, rights, options, convertible securities or other Equity-Related Interests) in SIG LLC. SIG LLC (i) is (and at the time of the Closing will be) a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware, (ii) is duly licensed or qualified to do business as a foreign limited liability company and is in good standing under the laws of Massachusetts, New York and each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect on SIG or SIG LLC, and (iii) has all requisite power and authority to own, operate, lease and encumber its properties and to carry on its business as now being conducted. The Disclosure Memorandum sets forth all states and foreign jurisdictions in which SIG LLC is qualified to do business. Complete and correct copies of (A) the limited liability company operating agreement, as amended to date, of SIG LLC, (B) the merger agreement providing for the merger of a Predecessor Entity into SIG LLC and (C) all other documents relating to the formation and organization of SIG and SIG LLC, have been provided to Positano.

          (c) The Disclosure Memorandum contains a complete and correct list of entities in which such Company or its LLC owns or controls any shares or other equity securities, other than marketable securities acquired by such Company or its LLC for investment, and lists the nature and extent of such ownership and control (each such entity in which such Company or its LLC owns 50% or more of the equity interests, by economic value or by voting rights, is referred to as a "Subsidiary"). Each Subsidiary (other than BSH LLC and SIG LLC, which are
 ----------
addressed in clauses (a) and (b) of this Section 4.4) of such Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power to own, lease and operate its properties and carry on its business as now conducted. Except as set forth in the Disclosure Memorandum, there are no outstanding Equity-Related Interests of any such Subsidiary of a Company.

     4.5  Financial Statements. (a) Such Company has delivered to Positano the
          --------------------
following financial statements:

               (i) the balance sheets of such Company's Predecessor Entity as at each of December 31, 1997, 1996 and 1995 and the statement of operations, statement of cash flows and statement of shareholders' equity (deficit) of such Company's Predecessor Entity for the fiscal years then ended, in each case audited by PWC (such Company's "Historical Financial Statements");
                                -------------------------------

               (ii) the unaudited balance sheet of such Company's Predecessor Entity as at September 30, 1998 (such Company's "September 30 Balance Sheet")
                                                 --------------------------
and the unaudited Management Financial Summary and Budget Update for the quarter, and for the nine months, ended September 30, 1998 (the "Financial
                                                                 ---------
Summary"), in each case prepared by such Company (together with the September 30
-------
Balance Sheet, such Company's "September Financial Statements"); and
                               ------------------------------

               (iii) the "profit restatement" consolidated statements of income (and explanations regarding the pro forma adjustments) for the years ended December 31, 1997, 1996 and 1995 (the "Adjusted Financial Statements").
                                       -----------------------------

          (b) Except as set forth in the Disclosure Memorandum, such Company's Historical Financial Statements and its September Financial Statements, including the related schedules and notes thereto in the case of the Historical Financial Statements (sometimes referred to collectively as such Company's "Financial Statements"), are complete and correct and have been prepared in
---------------------
accordance with generally accepted accounting principles, consistently applied throughout the periods indicated (subject, in the case of the September Financial Statements, to the absence of notes and normal year end adjustments, none of which, individually or in the aggregate, could have a Company Material Adverse Effect). Except as set forth in the Disclosure Memorandum, the respective balance sheets included in such Company's Financial Statements present fairly the consolidated financial position of such Company's Predecessor Entity as at the dates thereof, and the related statements of income, cash flows and owners' equity, as well as the Financial Summary, present fairly the results of operations and changes in financial position of such Company's Predecessor Entity for the respective periods thereof (subject, in the case of the September Financial Statements, to the absence of notes and normal year end adjustments, none of which, individually or in the aggregate, could have a Company Material Adverse Effect).

     The Adjusted Financial Statements include adjustments to exclude certain cash payments to Holders from compensation expense, reclassify payroll taxes and other benefits from overhead to compensation expense, and exclude depreciation expense from overhead, and are based upon actual amounts charged or credited as the case may be in the books and records of the Predecessor Entities.

          (c) An unaudited pro forma balance sheet of such Company as at September 30, 1998 and an unaudited Management Financial Summary and Budget Update for the quarter, and for the nine months, ended September 30, 1998, in each case presenting fairly the consolidation of the respective LLC owned by such Company, would not differ from the September Financial Statements.

     4.6  Dividends and Other Distributions; Past Conduct of Business.
          -----------------------------------------------------------

          (a) Except as otherwise set forth in the Disclosure Memorandum, since December 31, 1997, (i) none of such Company, its Predecessor Entity, BSH LLC or SIG LLC has declared or made any payment of any dividend or other distribution in respect of Shares, Options, SARs or Equity-Related Interests or other equity interests, (ii) there has not been any split, combination or reclassification of any Shares of such Company, or equity interests in its Predecessor Entity, BSH LLC or SIG LLC and (iii) none of the Company, its Predecessor Entity, BSH LLC or SIG LLC has paid additional salaries, bonuses, distributions, profit participations, or other payments above regular base salary amounts paid in the ordinary course of business (whether or not otherwise required under bonus plans, profit participation arrangements, options, SARs or any other agreements or arrangements) which aggregate in excess of $100,000 to any given Employee, Key Employee or Holder.

          (b) Since December 31, 1997, except as set forth in the Disclosure Memorandum, such Company together with its Predecessor Entity and its Subsidiaries has conducted its business according to its ordinary and usual course of business and, except as set forth in the Disclosure Memorandum, has maintained its records and books of account in accordance with generally accepted accounting principles consistently applied.

     4.7  Absence of Undisclosed Liabilities. Except as set forth in the
          ----------------------------------
Disclosure Memorandum, none of such Company or its Subsidiaries has any liabilities or obligations of the type required by generally accepted accounting principles consistently applied to be set forth or reserved against in financial statements (whether known, unknown, accrued, absolute, contingent or otherwise or whether due or to become due) for the periods covered by the Financial Statements of such Company's Predecessor Entity that are not reflected or reserved against in such Financial Statements. Such Company has no Knowledge of any basis for the assertion against such Company or its Subsidiaries of any claim or liability (of the types that, in accordance with generally accepted accounting principles consistently applied, are required to be reflected or reserved against in the Financial Statements of such Company) of any nature or in any amount not fully reflected or reserved against in the Financial Statements of such Company's Predecessor Entity or its Subsidiaries.

     4.8  Taxes.
          -----

          (a) Such Company, its Predecessor Entity, BSH LLC and SIG LLC have timely filed all Returns that they were required to file through the date hereof and will timely file all Returns required to be filed by them after the date hereof and on or prior to the Closing Date. All such Returns were correct and complete in all material respects. All Taxes required to be paid, by such Company, its Predecessor Entity, BSH LLC and SIG LLC (whether or not shown on any

Return) with respect to periods (or portions thereof) ending on or prior to the Closing Date have been duly and timely paid or will be duly and timely paid on or prior to the date such Taxes are due. None of such Company, its Predecessor Entity, BSH LLC or SIG LLC is currently the beneficiary of any extension of time within which to file any Return.

          (b) Except as set forth in the Disclosure Memorandum, there is no material dispute, claim or investigation concerning any Tax liability of such Company, its Predecessor Entity, BSH LLC or SIG LLC that is either (i) claimed or raised by any authority in writing or (ii) as to which such Company, its Predecessor Entity, BSH LLC or SIG LLC has Knowledge based upon personal contact with any agent of such authority.

          (c) Schedule 4.8 lists all federal, state, local, and foreign Income Tax returns filed with respect to such Company, its Predecessor Entity, BSH LLC or SIG LLC for taxable periods ended on or after December 31, 1993; indicates all Income Tax returns that have been audited; and indicates all Income Tax returns that currently are the subject of audit. Schedule 4.8 lists all federal, state, local and foreign Returns (other than Income Tax Returns) with respect to such Company, its Predecessor Entity, BSH LLC or SIG LLC that have been audited and indicates all Returns that currently are the subject of audit. The applicable Holders have delivered to Positano correct and complete copies of all Returns, examination reports, and statements of deficiencies filed by, assessed against, or agreed to by such Company, its Predecessor Entity, BSH LLC or SIG LLC since December 31, 1993. None of such Company, its Predecessor Entity, BSH LLC or SIG LLC has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to Tax payment, assessment, deficiency or collection.

          (d) None of such Company, its Predecessor Entity, BSH LLC or SIG LLC has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of such Company, its Predecessor Entity, BSH LLC or SIG LLC has ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code. None of such Company, its Predecessor Entity, BSH LLC or SIG LLC is or has ever been a party to any Tax allocation or sharing agreement. None of such Company, its Predecessor Entity, BSH LLC or SIG LLC (i) is or has ever been a member of an affiliated group filing a consolidated federal Income Tax Return (or any consolidated, combined or unitary state, local or foreign Return) or (ii) has or ever has had any liability for the Taxes of any other person under Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (e) The taxable year of such Company for federal and state Income Tax purposes is the calendar year.

          (f) (i) BSH and its Predecessor Entity have been, and will be as of the Closing Date, an S corporation for federal Income Tax purposes for all periods from October 31, 1987 to and including the Closing Date, (ii) SIG and its Predecessor Entity have been, and will be as of the Closing Date, an S corporation for all periods to and including the Closing Date, (iii) BSH's Predecessor Entity was an S corporation for Massachusetts Income Tax purposes for all periods from October 31, 1987 to and including the occurrence of the Reorganization, (iv) SIG's

Predecessor Entity was an S corporation for Massachusetts Income Tax purposes for all periods to and including the occurrence of the Reorganization, (v) each Subsidiary (other than BSH LLC, SIG LLC, BSH Holding and SIG Holding) has been, and will be as of the Closing Date, a QSS Sub for all periods to and including the Closing Date for federal Income Tax Purposes, (vi) each Subsidiary (other than BSH LLC, SIG LLC, BSH Holding and SIG Holding) has been, and will be as of the Closing Date, a QSS Sub for Massachusetts Income Tax purposes for all periods to and including the occurrence of the Reorganization and a division for Massachusetts Income Tax purposes for all periods from the occurrence of the Reorganization to and including the Closing Date, (vii) BSH LLC, SIG LLC, BSH Holding and SIG Holding are and have always been disregarded entities for all Income Tax purposes, (viii) for federal Income Tax purposes, BSH and SIG are the successors pursuant to a reorganization within the meaning of Code Section 368(a)(1)(F) to the respective Predecessor Entities and (ix) for all Income Tax purposes (other than federal and Massachusetts Income Tax purposes), (A) BSH and its Predecessor Entity have been, and will be as of the Closing Date, an S corporation for all periods from October 31, 1987 to and including the Closing Date, (B) SIG and its Predecessor Entity have been, and will be as of the Closing Date, an S corporation for all periods to and including the Closing Date, and (C) each Subsidiary (other than BSH LLC, SIG LLC, BSH Holding and SIG Holding) has been, and will be as of the Closing Date, a QSS Sub for all periods to and including the Closing Date.

          (g) None of such Company, its Predecessor Entity, BSH LLC or SIG LLC is, will be or has ever been liable for the Tax imposed under Section 1374(a) or 1375(a) of the Code, whether by reason of the transactions contemplated hereby or otherwise.

          (h) All Taxes required to be withheld by or on behalf of such Company, its Predecessor Entity, BSH LLC or SIG LLC have been withheld, and such withheld Taxes have been duly and timely paid to the appropriate Governmental Entity.

          (i) None of such Company, its Predecessor Entity, BSH LLC or SIG LLC is or has ever been (A) a passive foreign investment company, (B) a foreign personal holding company, (C) a FSC, (D) a foreign investment company or (E) a person other than a United States person, each within the meaning of the Code.

          (j) The current Taxes payable of the Companies (determined in accordance with generally accepted accounting principles consistently applied) as of November 6, 1998 and as of the Closing Date, respectively, do not exceed in the aggregate $375,000 and $475,000, respectively.

          (k) The representations set forth in Section 4.8(a) and 4.8(f)(viii) shall not apply with respect to any Massachusetts tax liability incurred by such Company or its Predecessor Entity that would not have been incurred but for the
Section 338(h)(10) Election or the transactions contemplated by Section 3.2(b)(vi) and (x).

For purposes of this Section 4.8 (other than Section 4.8(f)), any reference to a Company shall also refer to any Predecessor Entity and any Subsidiary of the Company or such entity (including BSH LLC, SIG LLC, BSH Holding and SIG Holding).

     4.9  Absence of Changes. Except as set forth in the Disclosure Memorandum,
          ------------------
since December 31, 1997, there has not been:

          (a) any material adverse change in the financial position of such Company (together with its Predecessor Entity and their respective Subsidiaries) from that reflected in the Historical Financial Statements for such Company's Predecessor Entity as of December 31, 1997 or for the fiscal year then ended, or any material adverse change in the condition or operations of the business of such Company (together with its Predecessor Entity and their respective Subsidiaries);

          (b) any damage, destruction or loss from fire, water, accident or other such casualty (whether or not covered by insurance) materially and adversely affecting the business or properties of such Company (together with its Predecessor Entity and their respective Subsidiaries); or

          (c) any increase in the compensation payable or to become payable by such Company (together with its Predecessor Entity and their respective Subsidiaries) to its Key Employees, or any increase in any compensation and/or benefits to any Key Employees pursuant to any Plan, or any entry into, or material change in, any employment, severance or other agreement with any Key Employee, except as reflected in Section 4.22 of the Disclosure Memorandum.

     4.10 Absence of Unusual Transactions. Except as contemplated by this
          -------------------------------
Agreement, or as set forth in the Disclosure Memorandum, since December 31, 1997 none of such Company, its Predecessor Entity or their respective Subsidiaries has:

          (a) issued, authorized for issuance or sold any of its Shares, other securities or Equity-Related Interests;

          (b) issued, authorized for issuance, delivered or granted any right, option or other commitment for the issuance of Shares, other securities or Equity-Related Interests;

          (c) incurred any obligation or liability (fixed or contingent) except unsecured current obligations and liabilities not in excess of $250,000 incurred in the ordinary course of business;

          (d) discharged or satisfied any lien or encumbrance or paid any material obligation or liability (fixed or contingent) other than liabilities included in the September Financial Statements for such Company's Predecessor Entity and liabilities or obligations incurred since September 30, 1998 in the ordinary course of business;

          (e) purchased or redeemed, or made any commitment to purchase or redeem, any Shares, other securities or Equity-Related Interests;

          (f) mortgaged, pledged or granted a security interest in any of its assets, tangible or intangible, except in the ordinary course of business;

          (g) acquired, sold, assigned or transferred any material assets or canceled any debts or claims in excess of $250,000, except, in each case, in the ordinary course of business;

          (h) suffered any extraordinary loss in excess of $250,000;

          (i) entered into any material commitment, contract or transaction not in the ordinary course of business or released or relinquished any Material Contract rights, other than in the ordinary course of business consistent with past practice of such Company, its Predecessor Entity and their respective Subsidiaries;

          (j) entered into any agreements restricting the transfer of, or affecting the voting rights of holders of, its Shares, securities or Equity-Related Interests, granted any preemptive or anti-dilutive rights to any holder of any class of Shares, securities or Equity-Related Interests, or granted registration rights with respect to any of its Shares, securities or Equity-Related Interests;

          (k) amended its Declaration of Trust or other organizational documents;

          (l) engaged, directly or indirectly, in any Interested Party Transaction;

          (m) replaced its independent auditors or made any material change in any method of financial accounting or accounting practice, except for any such change required by reason of a current change in generally accepted accounting principles; or

          (n) entered into any agreement (written or oral) to do any of the foregoing.

     4.11 Title to Properties, Liens and Encumbrances. Except as set forth in
          -------------------------------------------
the Disclosure Memorandum, such Company (or its wholly owned Subsidiaries) has good title to all real and personal properties, interests in such properties, and other assets (tangible and intangible) (collectively, the "Company
                                                               -------
Properties and Assets") reflected in the September Financial Statements or
---------------------
acquired thereafter (except as sold or otherwise disposed of, mortgaged, pledged or otherwise used as security since September 30, 1998 in the ordinary course of business), free and clear of all Encumbrances. Except as set forth in the Disclosure Memorandum, such Company Properties and Assets are all of the real and personal properties, interests in such properties, and other assets (tangible and intangible) reasonably necessary to conduct such Company's business substantially in the same manner as such business has been conducted by the Company and its Predecessor Entity. The Disclosure Memorandum includes as Exhibit A to Schedule 4.11 thereto a list of artwork located on the premises of BSH's offices which is owned by MB or the artist.

     4.12 Equipment. The Disclosure Memorandum lists all equipment, other than
          ---------
personal property and fixtures, having a replacement value, in each case, in excess of $250,000 which is owned or leased by such Company (or its wholly owned Subsidiaries), licensed to such Company (or its wholly owned Subsidiaries) or held under similar arrangements. Such equipment is all of the equipment reasonably necessary to conduct such Company's business substantially in the same manner as such business has been conducted by the Company and its Predecessor Entity.

     4.13 Real Property. Neither such Company nor its Subsidiaries directly or
          -------------
indirectly owns any real property, either beneficially or of record. The Disclosure Memorandum sets forth a complete and accurate list of all real estate leases, subleases, licenses, or other occupancy agreements (collectively, the "Leases" and each a "Lease") to which such Company (or its Subsidiaries) is a
 ------              -----
party. Such Company (or Subsidiary) which is the lessee thereof enjoys peaceful and undisturbed possession under all Leases under which it operates. Except as set forth in the Disclosure Memorandum, each of such Leases is in full force and effect and (i) neither the Company (or its Subsidiary), nor to such Company's Knowledge, any other party thereto, has breached any Lease or is in default thereunder in any material respect, and (ii) to such Company's Knowledge, no event has occurred which, with the passage of time or the giving of notice, would constitute a breach or default. A complete and accurate copy of each Lease has previously been provided to, or made available for review by, Positano.

     4.14 Absence of Contracts. Except for contracts and commitments listed in
          --------------------
the Disclosure Memorandum, copies of which have been made available to Positano, none of such Company nor any of its Subsidiaries is a party to any oral or written:

          (a) contract or series of related contracts for the future purchase of materials, supplies or equipment, in each case, in excess of $250,000 or contract for future services which requires the payment by such Company or its Subsidiaries of, in each case, $250,000 annually and is not terminable without penalty upon 60 days (or less) notice;

          (b) contract for the employment of any Key Employee;

          (c) bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, share purchase, share option or other equity, hospitalization, employees' insurance or other plan (including insurance policies on the life of any Employee or Employees), agreement or arrangement providing employee benefits;

          (d) collective bargaining agreement or other agreements or awards between such Company (or any of its Subsidiaries) and any labor union;

          (e) lease to which such Company (or any of its Subsidiaries) is a party (i) which is not terminable without penalty on notice of 60 days or less with respect to personal property involving an annual rental payment of $250,000 or more, or (ii) with respect to any real property, whether as lessor or lessee;

          (f) chattel mortgage or conditional sales agreement to which such Company (or any of its Subsidiaries) is a party involving $250,000 or more;

          (g) agreement, indenture or other instrument to which such Company (or any of its Subsidiaries) is a party relating to the borrowing of money or the guaranty of any obligation for the borrowing of money involving $250,000 or more;

          (h) agreement between such Company (or any of its Subsidiaries) and any Person relating to sharing of past, present or future commissions, fees, or other income or profits;

          (i) agreement or arrangement with any supplier or consultant in which any officer of such Company (its Subsidiaries) has any ownership interest (other than shares in a publicly owned company) or participation in income or profits;

          (j) material agreement not made in the ordinary course of business; or

          (k) non-competition or exclusivity arrangements limiting such Company's ability to compete or otherwise do business and not otherwise disclosed in Section 4.16.

     4.15 Good Standing of Contracts. The contracts listed in Section 4.14 and
          --------------------------
4.16 of the Disclosure Memorandum (the "Material Contracts") include all
                                        ------------------
contracts and commitments, including contracts with clients, to which such Company (or any of its Subsidiaries) is a party or may be bound that would be required to be filed under Regulation S-K Item 601(b)(10) promulgated by the Securities and Exchange Commission, as if such Company were a registrant subject to such regulation. A complete and accurate copy of each Material Contract has previously been provided to, or made available for review by, Positano. Each Material Contract is in full force and effect and except as set forth in the Disclosure Memorandum (i) neither such Company (nor any of its Subsidiaries), nor to such Company's Knowledge, any other party thereto, has breached or is in default thereunder in any material respect, (ii) no event has occurred, which, with the passage of time or the giving of notice, would constitute such a material breach or default, (iii) no claim of material default thereunder has been asserted in writing, or to such Company's Knowledge, threatened, and (iv) neither such Company (nor any of its Subsidiaries), nor to such Company's Knowledge, any other party thereto is seeking the renegotiation thereof in any material respect or substitute performance thereunder in any material respect.

     4.16 Clients.
          -------

          (a) The Disclosure Memorandum (i) lists each active client of such Company (and its Subsidiaries and Predecessor Entity) as of the date of this Agreement which such Company reasonably expects to produce 1998 revenues in excess of $1 million (it being understood that such expectation by such Company does not constitute a representation hereunder as to future revenues) and (ii) sets forth actual calendar year 1997 revenues from each such client. The Disclosure Memorandum lists each written agreement with each such active client and sets forth accurate summaries of the fee arrangements with respect to any such active client that does not have a written contract with such Company (or its Subsidiaries) in effect as of the date of this Agreement .

          (b) Except as disclosed in the Disclosure Memorandum, no such active client of such Company, or its Subsidiaries (i) has, to the Knowledge of such Company, filed a petition in bankruptcy or had a bankruptcy proceeding commenced against it or (ii) has entered into an oral or written agreement with such Company (together with its Subsidiaries) to delay or modify the amount or timing of the collection of any amounts due from such client, or made any request with such Company (or its Subsidiaries) to do so.

          (c) Except as disclosed in the Disclosure Memorandum, as of the date hereof, to the knowledge of Michael E. Bronner, David W. Kenny, Harvey Kipnis and Malcolm Speed, no client set forth in Section 4.16(c) of the Disclosure Memorandum has, since December 31, 1997, advised such Company or its Subsidiaries or its Predecessor Entity that it (i) is not continuing, or is terminating or placing "in review," the handling of its business by such Company (or its Subsidiaries or Predecessor Entity), as a whole or in respect of any material product, project or service, or (ii) will reduce its future spending with such Company (or its Subsidiaries) in any material manner relative to the assumptions heretofore outlined to the HFCP Investors.

          (d) The Disclosure Memorandum lists any non-competition or exclusivity obligations of such Company (or its Subsidiaries) to any client which are contained in any current client agreement and have not been waived by such client. Such Company (together with its Subsidiaries) is not in violation of any such obligations.

     4.17 Indebtedness; Guarantees.
          ------------------------

          (a) Except as set forth in Schedule 4.17(b) of the Disclosure Memorandum, none of such Company or its Subsidiaries has any outstanding indebtedness, other than trade or business obligations incurred in the ordinary course of business; and none of such Company or its Subsidiaries is in default in respect of any terms or conditions of any indebtedness (which for these purposes consist of all bank loans and all leases listed as "Equipment Lease Agreements" on Section 4.12 of the Disclosure Memorandum) which would permit an acceleration of the due date thereof; and none of such Company or its Subsidiaries has received written notice that it is in default in respect of any terms or conditions of any indebtedness which would permit an acceleration of the due date thereof.

          (b) The Disclosure Memorandum lists all loan agreements, lines of credit or other financing arrangements (other than leasing arrangements on specific machinery or equipment which are covered elsewhere in this Article 4) to which such Company (or any of its Subsidiaries) is a party, whether as obligor or guarantor.

          (c) The Disclosure Memorandum sets forth all obligations of such Company (or any of its Subsidiaries) which are guaranteed by the Principal Shareholder or Myron Slosberg.

     4.18 Company Name. None of such Company, its Subsidiaries or its
          ------------
Predecessor Entity has received from any Person any notice of conflict with respect to the rights of others regarding its name. Except as disclosed in the Disclosure Memorandum, none of such Company, its Subsidiaries or its Predecessor Entity has authorized any Person doing business, either within or outside the United States, to use its name or to hold itself out to the public as an associate or affiliate thereof.

     4.19 Authority Relative to Agreements. Each of such Company and its
          --------------------------------
Subsidiaries has the requisite power and authority to enter into this Agreement and all Ancillary Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document, and the consummation of the transactions provided for herein and therein, have been duly authorized by the trustee of such Company, have been duly authorized by all other necessary action on the part of such Company or such Subsidiary, as the case may be, and do not violate any provision of the Declaration of Trust or other organizational document of such Company or such Subsidiary, as the case may be. Such Company has delivered to Positano true and correct copies of resolutions adopted by the trustee of such Company and the sole manager of each LLC, as applicable, approving this Agreement and the Ancillary Documents to which it is a party. Except as set forth in the Disclosure Memorandum, the execution, delivery and performance by such Company of this Agreement and each Ancillary Document, or by such LLC of any Ancillary Agreement to which it is a party, and the consummation of the transactions provided for hereby and thereby, will not conflict with or effect a breach, violation, default, or cause an event of default (with or without notice or the lapse of time) under, or give rise to a "change of control," right of termination, cancellation, acceleration of, or a right to put, or compel a tender offer for (except as contemplated in this Agreement), outstanding securities under, or result in the imposition of any Encumbrance under, or require any consent under, any term of (i) the Declaration of Trust or other organizational documents of such Company or any of its Subsidiaries, or (ii) any Material Contract or any statute, regulation, order, judgment or decree to which such Company (or any of its Subsidiaries) is a party or by which it is bound, or any law or governmental regulation applicable to such Company (or any of its Subsidiaries), or require the consent of any Person (other than the parties to this Agreement). Without limiting the generality of the foregoing, except for required consents under the HSR Act, no notices, reports or other filings are required to be made by such Company or any of its Subsidiaries with, nor are any consents, waivers, registrations, approvals, permits or authorizations required to be obtained by such Company or any of its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery of this Agreement or the Ancillary Agreements by such Company or any of its Subsidiaries and the consummation by such Company of the transactions contemplated by this Agreement and the Ancillary Documents. This Agreement and the Ancillary Documents have been duly executed and delivered by a duly authorized officer of such Company and its Subsidiaries which are a party thereto and constitute legal, valid and binding obligations of such Company and such Subsidiaries, enforceable in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting rights of creditors generally and general principles of equity, whether applied at law or in equity.

     4.20 Litigation. Except as set forth in the Disclosure Memorandum, there
          ----------
is no prosecution, suit, action, arbitration proceeding or governmental proceeding pending, or to the Knowledge of such Company, threatened, against or affecting such Company (or any of its Subsidiaries), its properties and business, or the transactions contemplated by this Agreement or the Ancillary Documents, that is reasonably likely to have a Company Material Adverse Effect or to delay or hinder consummation of any of the transactions contemplated by this Agreement or the Ancillary Documents. Except as set forth in the Disclosure Memorandum, there is not outstanding against such Company or any of its Subsidiaries or the property or business of such Company or any of its Subsidiaries any decision, judgment, decree, injunction, rule or order of any court, arbitrator or Governmental Entity.

     4.21 Insurance. Such Company (and its Subsidiaries) have in full force and
          ---------
effect policies of insurance of the types and in the amounts set forth in the Disclosure Memorandum (including all key man life policies) and will continue all of such insurance or comparable replacement policies in full force and effect up to and including the Closing Date. Except as disclosed in the Disclosure Memorandum, such Company or its Subsidiary is the sole owner of each such policy. All premiums due on such policies or renewals thereof have been timely paid. The Disclosure Memorandum sets forth the policy amounts payable to such Company or its Subsidiary (or premium amounts refundable to such Company or its Subsidiary) in the event of the death of any named insured on any life insurance policy in which such Company or its Subsidiary has an interest.

     4.22 Personnel; Employment Agreements.
          --------------------------------

          (a) The Disclosure Memorandum contains a complete and accurate list of all Key Employees of such Company or its Subsidiaries, setting forth their respective names, current positions, salaries and other remuneration and benefits.

          (b) Except as otherwise disclosed in the Disclosure Memorandum, none of such Company or its Subsidiaries is a party to any union collective bargaining agreement.

     4.23 Brokers. Except for fees payable by such Company or its Subsidiaries
          -------
to Smith Barney Inc. and Salomon Brothers Inc., collectively doing business as "Salomon Smith Barney" which shall not exceed $2 million, none of such Company, its Subsidiaries or Shareholders has incurred any liability to any broker, finder, agent or the like with respect to the payment of any commissions or finder's fees regarding the consummation of the transactions contemplated hereby.

     4.24 Compliance with Law. (a) Such Company and each of its Subsidiaries is
          -------------------
in compliance with all federal, state and local (including foreign) laws, regulations and ordinances applicable to its business and operations except where the failure to be in compliance would not have a Company Material Adverse Effect. To such Company's Knowledge, none of such Company, its Subsidiaries or its Predecessor Entity has received any written communication that alleges that such Company, any of its Subsidiaries or its Predecessor Entity is or was not in compliance with, or may be liable under, any federal, state or local (including foreign) laws, regulations or ordinances applicable to its business and operations except where the failure to be in compliance or such liability would not have a Company Material Adverse Effect.

          (b) (i) Such Company and each of its Subsidiaries has duly secured and possesses, on the date hereof, all necessary licenses and authorizations from, and has filed all material required registrations, applications, reports and other documents with any Governmental Entity exercising jurisdiction over such Company or its Subsidiaries which are applicable to the business, and (ii) such licenses and authorizations are valid and in full force and effect without adverse conditions.

     4.25 Employee Benefit Plans. (a) The Disclosure Memorandum lists and such
          ----------------------
Company (or its Subsidiaries or Predecessor Entity) have made available to Positano true, correct and complete copies of any employee benefit plan, program, policy, practice or other arrangement providing benefits to any current or former employee, officer, director or consultant, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit
                                          -----
plan within the meaning of Section 3(2) of ERISA or any profit-sharing, deferred compensation, bonus, retainer, employment, consulting, health, welfare, incentive, fringe benefit, vacation, disability, sick leave, medical, hospitalization, or severance agreement, plan, policy, practice or arrangement (each, a "Plan").
          ----

          (b) All employee benefit plans, as that term is used in Section 3(3) of ERISA, sponsored or maintained by either Company or any of its Subsidiaries are hereinafter referred to as the "ERISA Plans." With respect to the ERISA
                                    -----------
Plans, except as set forth in the Disclosure Memorandum, such Company and its Subsidiaries has complied in all material respects with all requirements of ERISA. Additionally, such Company and its Subsidiaries has incurred no material liability for a prohibited transaction as defined in Section 4975 of the Code, arising out of transactions involving assets of such ERISA Plans. The Disclosure Memorandum identifies each ERISA Plan that is intended to be qualified and tax-exempt under Sections 401(a) and 501(a) of the Code and each such ERISA Plan has received a favorable determination letter from the Internal Revenue Service, the related trust has not been revoked, and except as set forth in the Disclosure Memorandum, there are no existing circumstances or any events that have occurred that could adversely affect the qualified status of any such Plan or related trust.

          (c) With respect to each Plan, except as set forth in the Disclosure Memorandum, each Company and its Subsidiaries has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code and all laws, regulations, ordinances, codes and other legally binding rules applicable to such Plans and except as set forth in the Disclosure Memorandum, each Plan has been administered in all material respects in accordance with its terms. Each Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is unfunded. Except as disclosed in the Disclosure Memorandum, none of such Company nor any Subsidiary has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to such Company and its Subsidiaries. No Plan is intended to meet the requirements of Code Section 501(c)(9).

          (d) True, correct and complete copies of the most recent Annual Report (Form 5500 Series), accompanying schedule and current summary plan description (and any material modifications thereto, if any) with respect to the ERISA Plans have been made available to Positano. Except as specifically provided in the documents delivered or made available to Positano under (a) above or under this subsection (d), or as disclosed in the Disclosure Memorandum, there are no amendments to any Plan that have been adopted or approved nor has such Company and its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan. Except as set forth in the Disclosure Memorandum, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted in connection with any Plan, and no set of circumstances exists in connection with any Plan, except as otherwise disclosed in the Disclosure Memorandum, which may reasonably give rise to a claim or lawsuit, which could reasonably be expected to result in any material liability of any Company and its Subsidiaries to the Department of Treasury, the Department of Labor, any Plan or any participant in a Plan.

          (e) Neither Company nor any Subsidiary, nor any ERISA Affiliate thereof, has or could have any liability (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, or (iv) as a result of a failure to comply with the continuation coverage requirements of
Section 601 et seq. of ERISA and Section 4980B of the Code.

          (f) No amount paid or payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with the formation of the Company, actions by the Predecessor Entity or any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (g) No labor organization or group of employees of any Company and its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, material arbitrations or grievances, or other material labor disputes pending or threatened against or involving any Company or Subsidiary. Each Company and its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health.

     4.26 Overtime, Back Wages, Vacation and Minimum Wages. Except as described
          ------------------------------------------------
on the Disclosure Memorandum, no present or former employee of such Company or Subsidiary (including without limitation any person treated as a "free-lance employee") has any material claim against such Company or Subsidiary (whether under federal or state law, any employment agreement, or otherwise) on account of or for (a) overtime pay (other than overtime pay for the current payroll period), (b) wages, salary or other compensation for any period (other than the current payroll period), (c) vacation, sick or personal time, (d) severance pay,
(e) any other compensation or benefits under any Plan that are not expressly provided for in the applicable Plan document and properly accrued in the Financial Statements or (f) any violation of any statute, ordinance or regulation relating to minimum wages, maximum hours of work, termination of employment or similar matters.

     4.27 Indebtedness of Holders and Key Employees. The Disclosure Memorandum
          -----------------------------------------
sets forth any and all indebtedness of, or guarantees on behalf of, any Holder or any Key Employee or any other employee which indebtedness or guarantee exceeds $10,000 to such Company or its Subsidiaries existing as of the date hereof. Except as set forth in Section 4.27 of the Disclosure Memorandum, all such indebtedness will be paid in full and all such guarantees released as of the Closing Date, and there will be no indebtedness of any Holder or any Key Employee to such Company or its Subsidiaries as of the Closing Date.

     4.28 Intellectual Property Rights.
          ----------------------------

          (a) Such Company and its Subsidiaries generally develop work product and provide services to its customers under arrangements by which the customer is assigned all right, title and interest to the Intellectual Property Rights embodied in the deliverables. To the extent such Company or any of its Subsidiaries has developed proprietary methodologies, test designs, and/or models to which such Company or its Subsidiaries contractually retains ownership to the Intellectual Property Rights, a non-exclusive license to use such methodologies, designs and models is granted to the customer. Except as set forth in the Disclosure Memorandum, all current non-temporary Employees of such Company and its Subsidiaries have executed written instruments with such Company or its Subsidiaries that assign to such Company or its Subsidiaries all rights to any inventions, improvements, discoveries, or information relating to the business of such Company or its Subsidiaries. Such Company and its Subsidiaries have taken all reasonable security measures (including, without limitation, entering into appropriate confidentiality and nondisclosure agreements with all officers, directors, Employees, and consultants of such Company and its Subsidiaries with access to Trade Secrets) to protect the secrecy, confidentiality and value of all Trade Secrets.

          (b) The Disclosure Memorandum lists all registered Patents, Marks, and Copyrights of such Company and its Subsidiaries (including the dates of all applications and any action thereon). The Disclosure Memorandum also sets forth all Trademarks used and owned by such Company and its Subsidiaries for which U.S. trademark registration has not been obtained or applied for. Such Company and its Subsidiaries owns, or has the defensible right to use, the Intellectual Property Rights. Except as disclosed in the Disclosure Memorandum, no claims have been asserted in writing by any Person (i) challenging the ownership, validity or effectiveness of any Intellectual Property Right owned or used by such Company or its Subsidiaries, (ii) to the effect that any activity of such Company or its Subsidiaries infringes on any other party's intellectual property or (iii) against the use by such Company or its Subsidiaries of any Intellectual Property Right necessary for the conduct of its business.

     4.29 Records. Copies of the Share record books and minute books of such
          -------
Company, its Subsidiaries and its Predecessor Entity have been made available to Positano and are true and complete in all material respects.

     4.30 Compliance with Declaration of Trust. None of the Companies nor BSH
          ------------------------------------
LLC or SIG LLC is in violation of any term of its Declaration of Trust or other organizational documents, as the case may be.

     4.31 Accounts Receivable; Unbilled Accounts Receivable; Work-in-Process;
          -------------------------------------------------------------------
Accounts Payable. The amount of all work-in-process, accounts receivable,
----------------
expenditures billable to clients and other debts due or recorded in the records and books of account of such Company and its Subsidiaries as being due to such Company or its Subsidiaries and reflected in the Financial Statements arose from bona fide transactions in the ordinary course of business and such Company and its Subsidiaries or Predecessor Entity have made such provisions, reserves or similar adjustments in such records and books of account as its management has estimated in good faith and believes to be appropriate for such accounts receivable or other debts that may not be good and collectible in full. There has been no change since December 31, 1997 in the amount or aging of the work in process, accounts receivable, expenditures billable to clients or other debts due to such Company and its Subsidiaries or Predecessor Entity or the reserves with respect thereto, or accounts payable of such Company and its Subsidiaries or Predecessor Entity, that would, either individually or in the aggregate, have a Company Material Adverse Effect.

     4.32 Interested Party Transactions. The Disclosure Memorandum contains an
          -----------------------------
accurate and complete listing of all contracts, agreements or understandings, in effect on the date hereof and by which such Company (and its Subsidiaries) is bound, that involve an Interested Party Transaction, and complete and accurate copies of such agreements have been provided to, Positano.

     4.33 No Prior Transactions. None of the Companies or the LLCs has
          ---------------------
incurred, directly or indirectly, any liabilities or obligations, except those incurred in connection with its formation and capitalization or with the negotiation of this Agreement and the Senior Bank Facility, the consummation of the transactions contemplated hereby and thereby, the merger of the LLCs with each of their respective Predecessor Entities and the operation of the businesses of the Predecessor Entities by the LLCs from and after November 6, 1998. None of the Companies nor the LLCs has engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any Person, or is subject to or bound by any liability, obligation or undertaking, that is not contemplated by or in connection with its formation and capitalization, this Agreement and the transactions contemplated hereby, the merger of the LLCs with each of their respective Predecessor Entities and the operation of the businesses of the Predecessor Entities by the LLCs from and after November 6, 1998.

                  ARTICLE 5 - REPRESENTATIONS AND WARRANTIES
                              OF THE SIGNING HOLDERS

      Each Signing Holder hereby warrants and represents, severally and not jointly, to the HFCP Investors and Positano as follows:

     5.1  Authority Relative to Agreement. Such Signing Holder has the requisite
          -------------------------------
power and authority to enter into this Agreement and each Ancillary Document and to carry out his obligations hereunder and thereunder. To the extent authorization is required, the execution and delivery of this Agreement and each Ancillary Document and the consummation of the transactions provided for hereby and thereby have been duly authorized by such Signing Holder. Except as set forth in the Disclosure Memorandum, the execution by such Signing Holder of this Agreement and each Ancillary Document will not conflict with or effect a breach, violation, default, or cause an event of default under any agreement, instrument, order, judgment or decree to which such Signing Holder is a party or by which such Signing Holder is bound, or any law or governmental regulation applicable to such Signing Holder, or require the consent of any Person (other than the parties to this Agreement). Without limiting the generality of the foregoing, except for the required consents under the HSR Act, no notices, reports or other filings are required to be made by such Signing Holder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Person from, any Governmental Entity in connection with the execution and delivery of this Agreement by such Signing Holder or the consummation by such Signing Holder of the transactions contemplated by this Agreement and the Ancillary Documents. This Agreement and each Ancillary Document constitute legal, valid and binding obligations of such Signing Holder, enforceable in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting rights of creditors generally and general principles of equity, whether applied at law or in equity.

     5.2  Ownership Free of Encumbrances.
          ------------------------------

          (a) Each Signing Holder who is a Shareholder represents and warrants that immediately prior to the Closing Date, such Signing Holder will own, beneficially and of record, free and clear of any and all Encumbrances, and will deliver valid and marketable title to all of the Shares listed after his or its name on Annex A hereto. Except as otherwise disclosed in Annex A, such Signing
        -------                                          -------
Holder (i) owns no other Shares, Options, SARs, Other Rights or Equity-Related Interests of the Companies and (ii) is not a party to any option agreement or other agreement with any other Person pursuant to which such other Person has or may have the right to acquire Shares held of record by such Signing Holder.

          (b) Each Signing Holder who is an Option Holder represents and warrants that immediately prior to the Closing Date, such Signing Holder will own, beneficially and of record, free and clear of any and all Encumbrances, all of the Options listed after his or her name on Annex A hereto. Except as
                                               -------
otherwise disclosed in Annex A, such Signing Holder (i) owns no other Shares,
                       -------
Options, SARs, Other Rights or Equity-Related Interests of the Companies and
(ii) is not a party to any option agreement or other agreement with any other Person pursuant to which such other Person has or may have the right to acquire Options held of record by such Signing Holder.

          (c) Each Signing Holder who is an SAR Holder represents and warrants that immediately prior to the Closing Date, such Signing Holder will own, beneficially and of record, free and clear of any and all Encumbrances, all of the SARs listed after his or her name on Annex A hereto. Except as otherwise
                                         -------
disclosed in Annex A, such Signing Holder (i) owns no other Shares, Options,
             -------
SARs, Other Rights or Equity-Related Interests of the Companies and (ii) is not a party to any option agreement or other agreement with any other Person pursuant to which such other Person has or may have the right to acquire SARs held of record by such Signing Holder.

     5.3  No Bankruptcy. Such Signing Holder is not bankrupt or insolvent and
          -------------
has not committed any act of bankruptcy or assigned his or her estate for the benefit of creditors or entered into any scheme or arrangement with creditors.

     5.4  Litigation, Etc. Each Signing Holder represents and warrants that
          ---------------
there is no prosecution, suit, action, arbitration proceeding or governmental proceeding pending, or to the knowledge of such Signing Holder, threatened, against or affecting the Shares, Options, SARs or Other Rights owned by such Signing Holder or the transactions contemplated by this Agreement.

 ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF POSITANO AND THE HFCP INVESTORS

       Positano and the HFCP Investors hereby severally but not jointly represent and warrant to the Companies and to the Holders as follows:

     6.1  Organization and Good Standing. Each of the HFCP Investors and
          ------------------------------
Positano is (and, at the time of the Closing, will be) a partnership or, in the case of Positano, a Bermuda exempt company duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite power and authority to own or hold under lease its properties and assets and to carry on its business as now being conducted or as presently proposed to be conducted, and is (or, in the case of Positano, will prior to the Closing be) duly qualified and in good standing as a foreign corporation in each jurisdiction where the nature of the property owned or leased or the business transacted by it makes such qualification necessary.

     6.2  Authority Relative to this Agreement. Each of the HFCP Investors and
          ------------------------------------
Positano has the requisite power and authority to enter into this Agreement and all Ancillary Documents, and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each Ancillary Document to which the HFCP Investors or Positano are parties, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the HFCP Investors or Positano, and do not violate any provision of the agreement of limited partnership or other organizational documents of any HFCP Investor or Positano, and no other proceedings on the part of the HFCP Investors or Positano are necessary to authorize this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document by the HFCP Investors and Positano and the consummation of the transactions provided for hereby and thereby will not conflict with or effect a breach, violation or default, or cause an event of default under any mortgage, lease, or other material agreement or instrument, or any statute, regulation, order, judgment or decree to which any of the HFCP Investors or Positano is a party or by which any HFCP Investor or Positano is bound, or any law or governmental regulation applicable to any HFCP Investor or Positano, or require the consent of any Person (other than the parties to this Agreement), except for such conflicts, breaches, violations, defaults or consents which would not, either individually or in the aggregate, have a material adverse effect on the ability of the HFCP Investors or Positano to consummate the transactions contemplated by, and perform their obligations under, this Agreement and the Ancillary Documents. This Agreement and the Ancillary Documents to which they are a party constitute the legal, valid and binding obligations of the HFCP Investors and Positano, enforceable in accordance with their terms, except as enforcement thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting rights of creditors generally and general principles of equity, whether applied at law or in equity.

     6.3  No Broker. All negotiations relative to this Agreement and the
          ---------
transactions contemplated hereby have been carried on directly by the HFCP Investors with the Companies without the intervention of any person on behalf of the HFCP Investors in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

     6.4  Governmental Filings; No Violations. Other than the required consents
          -----------------------------------
under the HSR Act, no notices, reports or other filings are required to be made by the HFCP Investors or Positano with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the HFCP Investors or Positano from, any Governmental Entity in connection with the execution and delivery of this Agreement by the HFCP Investors and Positano and the consummation by the HFCP Investors and Positano of the transactions contemplated by this Agreement and the Ancillary Documents.

                    ARTICLE 7 - SURVIVAL OF REPRESENTATIONS
                        AND WARRANTIES; INDEMNIFICATION

     7.1  Survival of Representations and Warranties of the Parties. Except as
          ---------------------------------------------------------
provided in the next sentence, all representations and warranties made by any party hereto contained in this Agreement or in any Ancillary Document, and the indemnification obligations of each party hereto, shall survive the Closing Date until the Release Date. Provided that a party has made a claim for indemnification in accordance with the procedures set forth in this Article 7 on or prior to the expiration of the applicable survival period referred to in the previous sentence, then the indemnity obligations relating to such claim shall survive until the final resolution of such claim, as further provided in this
Article 7.

     7.2  Indemnification by the Signing Holders.
          --------------------------------------

          (a) The Signing Holders agree to indemnify and hold the HFCP Investors and Positano harmless (subject to the terms of this Article 7) from and against any and all damages, losses, liabilities, deficiencies, costs and/or expenses (including all reasonable legal fees, expenses and other out-of-pocket costs) (collectively, "Damages") incurred, directly or indirectly, by the HFCP
                -------
Investors and Positano resulting from, arising out of or in connection with, any misrepresentation or breach of warranty on the part of any such Holder, BSH, SIG or their Subsidiaries or the nonfulfillment by any such Signing Holder, BSH, SIG or their Subsidiaries of any covenant or agreement of such Signing Holder, BSH, SIG or their Subsidiaries under this Agreement or any Ancillary Document, whether or not any such Damages are in connection with any action, suit, proceeding, demand or judgment of a third party (including Governmental Entities). The foregoing indemnity, and all other provisions of this Article 7 other than Section 7.7, shall not apply to or include, the Benefit Plan Remedial Obligation, which is covered by Section 3.2(b)(xiii).

          (b) In no event shall the aggregate indemnity obligations of such Holders under this Agreement exceed the amount represented by the Escrowed Amount. For purposes of this Agreement, claims made by the HFCP Investors or Positano for indemnification under this Section 7.2 are referred to as "General
                                                                        -------
Claims."
------

          (c) To the extent that that HFCP Investors and Positano indirectly incur Damages as a result of Damages to the Company which give rise to an indemnification obligation under Section 7.2(a), the HFCP Investors and Positano shall be deemed to have incurred Damages in an amount that represents the same percentage of the Damages suffered by the Company as the percentage of the outstanding BSH Shares then beneficially owned by the HFCP Investors and Positano. The amount of Damages in respect of which indemnity may be sought hereunder shall be net of the present value of any net tax benefit that would accrue to the Company.

     7.3  Indemnification by the HFCP Investors.
          -------------------------------------

          (a) The HFCP Investors and Positano hereby agree to indemnify and hold the Holders harmless (subject to the terms of this Article 7) from and against any and all Damages resulting from, arising out of or in connection with any misrepresentation or breach of warranty or non-fulfillment of any covenant or agreement on the part of the HFCP Investors or Positano.

          (b) Except as otherwise specifically provided herein, in no event shall the aggregate indemnity obligations of the HFCP Investors and Positano under this Agreement exceed $18,700,000.

     7.4  Procedure.
          ---------

          (a) Upon receipt by one party of notice of any claim by a third party which might give rise to indemnification hereunder, or upon such party's discovery of facts which might give rise to indemnification hereunder, the party claiming indemnification hereunder (the "Indemnitee") shall give prompt written
                                         ----------
notice to the party or parties against whom such Indemnitee is seeking indemnification pursuant to this Article 7 (collectively, the "Indemnitors" or,
                                                               -----------
to the extent such Indemnitor is one or more Holders, the "Holder Indemnitors"),
                                                           ------------------
which notice shall describe in reasonable detail the Damages anticipated to be suffered (if ascertainable) and the specific circumstances thereof, and specifying the provisions of this Agreement to which such claim for Damages relates (the "Damage Claim Notice"). The Indemnitee may amend the Damage Claim
              -------------------
Notice, without prejudice to its rights hereunder, if it becomes aware of facts indicating that the Damages anticipated to be suffered have increased or decreased from those estimated in the previous Damage Claim Notice. The Indemnitors shall be entitled to participate in the defense of any such claim or action which is a third party claim or action at the Indemnitors' own cost and to assume the defense thereof, with counsel of Indemnitors' own choosing, the cost of which shall be paid for by the Indemnitors. Upon notice from
Indemnitors to Indemnitee of Indemnitors' election to assume the defense, the Indemnitors will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. The Indemnitee may not compromise or settle any claim for which it has asserted or may assert its right to indemnification without the prior written consent of the Indemnitors, which consent shall not be unreasonably withheld or delayed; provided, however, that in the case of any such claim for Taxes (the "Subject
                                                                      -------
Tax Claim") which arises in a Tax Proceeding that also includes claims for Taxes
---------
that are not the subject of indemnification under this Article 7, the Indemnitee may compromise or settle the Subject Tax Claim (and any other claim included in the Tax Proceeding) without the consent of the Indemnitors, and the

Indemnitee shall consult with the Indemnitors with respect to the settlement of the Subject Tax Claim. In the event that the Holder Indemnitors have elected to assume the defense of any third party claim which might give rise to indemnification hereunder, the Holder Indemnitors may not compromise or settle any such claim without the prior written consent of the HFCP Investors and Positano, which consent shall not be unreasonably withheld or delayed.

          (b) Upon receipt by Indemnitors of a Damage Claim Notice which does not relate to a third party claim, the Indemnitors and Indemnitee shall make all reasonable efforts to promptly resolve such claim on an amicable basis within the thirty (30) day period following such receipt, failing which the existence and/or the amount of the indemnification obligation set forth in the Damage Claim Notice shall, at the option of either party, be finally resolved by arbitration pursuant to the provisions of Section 7.6 hereof.

          (c) Notwithstanding the foregoing, (i) the Signing Holders shall not be required to indemnify the HFCP Investors or Positano for indemnification obligations under Section 7.2(a) unless and to the extent that the Damages to the HFCP Investors and Positano thereunder exceed Two Million Dollars ($2,000,000) (the "Basket Amount") in the aggregate, and to the extent such
                   -------------
Damages exceed the Basket Amount the Signing Holders will be obligated to indemnify the HFCP Investors and Positano only with respect to the excess, and
(ii) the HFCP Investors and Positano shall not be required to indemnify the Holders for indemnification obligations under Section 7.3, unless and to the extent that the Damages to the Holders thereunder exceed the Basket Amount in the aggregate, and to the extent such Damages exceed the Basket Amount, the HFCP Investors and Positano (collectively) will be obligated to indemnify the Holders only with respect to the excess. Notwithstanding the foregoing, losses by the HFCP Investors or Positano relating to the representations and warranties of the Companies and/or the Signing Holders with respect to the number and ownership of the outstanding Company Shares, Options, SARs and Other Rights (A) will not be subject to any Basket Amount with respect to claims by the HFCP Investors or Positano for indemnification, (B) shall be paid dollar for dollar up to the Escrowed Amount and (C) shall not be counted in determining whether the Damages resulting from the breach of any other representations and warranties hereunder exceed a Basket Amount. The amount of any Damages shall be determined after taking into account any insurance recoveries and other recoveries against third parties and to the extent that the sum of the indemnification received from the Indemnitors and the amounts recovered from such third parties (net of any deductibles under applicable insurance policies) exceeds the amount of the indemnification payable to the Indemnitee hereunder, the Indemnitee shall refund such excess to the Indemnitor.

     7.5  Compensation to the HFCP Investors and Positano under Holders'
          --------------------------------------------------------------
Indemnification Obligation.
--------------------------

          (a) The Holder Indemnitors will, on demand, compensate the HFCP Investors and Positano in respect of any Damages which are mutually agreed or finally determined to be covered by the indemnities set forth in Section 7.2 hereof, in the manner provided in this Article 7 and the Escrow Agreement.

          (b) If a demand for indemnification with respect to any General Claim is made by the HFCP Investors or Positano under Section 7.2 hereof prior to the Release Date, and if it is finally agreed, or determined (pursuant to Section
7.6 or by a court of competent jurisdiction) that the Holder Indemnitors are obligated to indemnify the HFCP Investors or Positano, such indemnification shall be paid upon notice to the Escrow Agent by the Holder Indemnitors and the Indemnitees directing the Escrow Agent to (i) set off the Damages to be paid against the applicable Escrowed Amount allocated to such Holder Indemnitors and
(ii) pay the Damages amount to the HFCP Investors and Positano, in accordance with the procedures set forth in the Escrow Agreement.

          (c) Each notice to the Escrow Agent of an indemnification obligation under Section 7.5(b) shall include a statement of the then applicable "Fair
                                                                       ----
Market Value" of the BSH Shares. To determine such value, the Company shall
------------
retain an independent investment banking firm mutually acceptable to the Management Designees and the Positano Designees to render its written opinion to the Company as to the Public Market Value of such BSH Shares as of a date no more than 30 days prior to the date of such notice (the "Interim Valuation
                                                         -----------------
Date"), based on the definition of Public Market Value set forth in the Shareholders Agreement, adjusted to reflect (i) changes from the date of the most recent Public Market Value through the Interim Valuation Date and (ii) the facts and circumstances underlying the claim for indemnification giving rise to such notice, including its impact on the business and financial condition of the Company.

          (d) In the event that, prior to the Release Date, Positano or the HFCP Investors shall have delivered a Damage Claim Notice pursuant to Section 7.4 hereof and shall not have received the amount claimed thereunder from the Escrow Agent, then the Escrow Agreement shall provide that the total of the amounts set forth in such Damage Claim Notice (whether actually incurred, pending or threatened) shall be set aside and retained by the Escrow Agent as a reserve to cover such General Claim(s), in accordance with the Escrow Agreement.

     7.6  Arbitration. In the event that either party disputes the existence
          -----------
and/or amount of a claim for indemnification set forth in a Damage Claim Notice, such party will be entitled (a) if such dispute relates primarily to accounting issues, to engage a firm of independent accountants at its own expense to examine the disputed claim and to deliver a notice to the other party confirming or disputing its validity or the amount thereof, or (b) if such dispute does not relate primarily to accounting issues, to deliver a notice to the other party disputing its validity or the amount thereof (the "Dispute Notice"). The
                                                   --------------
Dispute Notice will be given within 60 days of receipt of the Damage Claim Notice to which the Dispute Notice relates. The party receiving such Dispute Notice shall provide the other party or the independent public accountants retained by such other party with access to such books and records as may be reasonably requested by them for purposes of verifying such claim. Each party shall pay the expenses of any independent public accountants retained by it in any dispute under this Section 7.6. The parties shall in good faith meet promptly after such review so as to come to a settlement of the matter. In the event a settlement is not achieved within 30 days after the date of the Dispute Notice (the "Dispute Period"), (A) if the dispute relates primarily to
             --------------
accounting issues, the HFCP Investors' independent accountants and the applicable Holders' independent public accountants will have 30 additional days in which to engage another firm of independent public accountants unaffiliated with the HFCP Investors, Positano, the Companies or the applicable Holders, the expenses of which shall be borne jointly by Positano and the applicable Holders, to render a final and binding determination of the dispute, and (B) if the dispute does not relate primarily to accounting issues, the matter will be submitted by the parties within 10 days after the end of the Dispute Period to resolution by final and binding arbitration in Boston, Massachusetts pursuant to the then applicable rules and regulations of the American Arbitration Association, the expenses of which shall be borne jointly and equally by Positano and the applicable Holders. The identity of the arbitrator must be agreed upon in advance by the parties and shall be bound by Massachusetts law. The decision of the outside firm of independent accountants or of the arbitrator(s) shall be given not later than 30 days from appointment thereof and shall be final and binding on the parties and may be confirmed in any court of competent jurisdiction. Each party shall pay its own legal expenses in connection with any dispute under this Section 7.6.

     7.7  Exclusive Remedy. As among the parties hereto and subject to Section
          ----------------
14.2, the rights and obligations set forth in Sections 3.2(b)(xiii) and 3.4, and this Article 7, will be the exclusive post-closing rights and obligations with respect to this Agreement and the transactions provided for herein or contemplated hereby. Each of the parties to this Agreement hereby waives any claim or cause of action which it otherwise might assert by reason of this Agreement and the transactions contemplated hereby except no such waiver is given with respect to, and each party hereto shall remain free to assert, a cause of action for fraud.

     7.8  Shareholder Representatives. In any dealings with the Holders
          ---------------------------
regarding Section 3.4 and in any dealings with the Holders regarding indemnification obligations under Section 7.2(a) or Section 7.3, including disputes as to the existence or amount of any indemnification obligation or regarding the Escrow Agreement, the HFCP Investors and Positano shall be entitled to rely on their communications with the Shareholder Representatives, collectively, on behalf of all applicable Holders; and any notice required to be given by the HFCP Investors and Positano in connection with any indemnification obligations under Section 7.2(a) or Section 7.3 shall be deemed given to all of the Holders if given to the Shareholder Representatives.

            ARTICLE 8 - CONDUCT OF COMPANIES PRIOR TO CLOSING DATE

       Prior to the Closing, and provided that this Agreement has not been terminated pursuant to Article 13 hereof, the Companies shall, and the Principal Shareholder shall cause the Companies to, do the following:

     8.1  Access for Investigation. At reasonable times and places, and upon
          ------------------------
reasonable notice, permit the HFCP Investors, Positano and their accountants and counsel and other representatives to have full access to the premises and to all the books, contracts, commitments and records (including, but not limited to, tax returns filed and those in preparation) of the Companies, their Subsidiaries and their Predecessor Entities during customary business hours and furnish the HFCP Investors and Positano with such financial and operating data and other information with respect to the business and properties of the Companies, their Subsidiaries as the HFCP Investors and Positano shall from time to time reasonably request.

     8.2  Conduct Business in Ordinary Course. The Companies shall conduct their
          -----------------------------------
business in the ordinary course and shall not, without the prior consent of Positano (which consent shall not be unreasonably withheld), enter into any transaction or agreement involving amounts in excess of $250,000, except in the ordinary course of business.

     8.3  Perform Obligations. The Companies and their Subsidiaries shall
          -------------------
perform in all material respects all of their respective obligations and comply in all material respects with all laws affecting the operation of their respective businesses and pay when due (unless contested in good faith by the Companies) all required taxes, licenses and fees and file all required returns as and when such returns are required to be filed.

     8.4  Prevent Certain Changes. Without the prior written consent of
          -----------------------
Positano, except as set forth in the Disclosure Memorandum, the Companies shall not and the Shareholders of such Company shall not permit such Company or its Subsidiaries to:

          (a) Amend its Declaration of Trust or other organizational documents (except as contemplated under Section 8.9);

          (b) Authorize for issuance, issue or deliver any additional Shares, any securities convertible into Shares or any other Equity-Related Interests or grant any right, option, warrant or other commitment for the issuance of Shares or any other securities of such Company or Subsidiary;

          (c) Split, combine or reclassify any Shares of such Company, or declare, set aside or pay any dividend (whether in cash, shares or property); or

          (d) Except as set forth in the Disclosure Memorandum, perform any of the acts or do any of the things contemplated by Sections 4.6(a) (except as specifically permitted under Section 8.6), 4.9(c) or 4.10 hereof.

     8.5  Revised Disclosure Memorandum. Three business days prior to the
          -----------------------------
Closing Date, the Companies shall deliver to the HFCP Investors a revised Disclosure Memorandum which updates all of the information required to be contained therein (other than with respect to Sections 4.3, 4.16(c), 8.4 and 8.6) up to and including the date of its delivery to the HFCP Investors. Any such amendment shall be effective to make the representations and warranties contained in Article 4 true for purposes of Article 7 hereof, but shall be disregarded for purposes of Article 10, such that if, in the absence of such amendment, the HFCP Investors would have the right not to consummate the transactions contemplated hereby by virtue of the occurrence of such event, such right not to consummate shall continue notwithstanding such amendment to the Disclosure Memorandum.

     8.6  Prohibited Distributions. Except as otherwise agreed to with the HFCP
          ------------------------
Investors and set forth in Section 8.6 of the Disclosure Memorandum, and notwithstanding any other provision of this Agreement, no additional salaries, bonuses, distributions, profit participations, or other payments above regular base salary amounts paid in the ordinary course of business will be paid (whether or not otherwise required under bonus plans, profit participation arrangements,

Options, SARs or any other agreements or arrangements) to any Employee, Key Employee or any other Holder from October 29, 1998 forward, other than (a) up to $3 million in Executive Vice President bonus payments (which will be made in March 1999), (b) up to $3 million in tax distributions which will be made to the Shareholders to cover Income Taxes on their respective shares of 1998 taxable profits arising in the ordinary course of business of the Companies (which Income Taxes shall be calculated consistent with this Agreement and past practice) and (c) in the event the Closing occurs later than January 15, 1999, tax distributions to Shareholders to cover federal Income Taxes on their respective shares of taxable profits (for the period from January 1, 1999 through Closing) arising in the ordinary course of business of the Companies (which federal Income Taxes shall be calculated consistent with this Agreement and past practice). The Shareholders shall present their estimate of such Income Taxes to the HFCP Investors for the HFCP Investors' review and comment at least twenty days prior to the date on which such distribution is to be made and, in the event that the HFCP Investors reasonably object to such estimate, any resulting dispute shall be resolved by a neutral accounting firm prior to the date such distribution is made.

     8.7  Exclusivity. None of the Companies, their Subsidiaries and the
          -----------
officers, trustees and representatives of the Companies and their Subsidiaries shall, directly or indirectly, provide information to, engage in negotiations with, solicit, facilitate or otherwise engage in discussions with, or enter into any agreement with, any potential purchaser interested in engaging in a direct or indirect acquisition of all or part of the Companies, their Subsidiaries, or their shares, an option on their shares or assets, or a loan, recapitalization, merger or similar transaction other than the HFCP Investors and Positano.

     8.8  Shareholder Approval. The Companies and the Shareholder
          --------------------
Representatives shall use their reasonable best efforts to obtain (a) Shareholder approval of this Agreement and the transactions contemplated hereby and (b) the signatures required under Section 9.5.

     8.9  Amendment and Restatement of Declaration of Trust. Prior to the
          -------------------------------------------------
Closing, BSH and MB shall take all steps necessary to file with all necessary Governmental Entities an Amended and Restated Declaration of Trust, in a form mutually satisfactory to Positano and the Company (the "Amended and Restated
                                                        --------------------
Declaration of Trust") to reflect (a) that actions by BSH which do not comply
--------------------
with the Governance Agreement shall be ultra vires and (b) that in the event that the Trustee is, for any reason, unable to serve as such, that one or more other trustees shall be appointed, and further amendments shall be made, if necessary, to the Amended and Restated Declaration of Trust, so as to incorporate the governance arrangements contemplated by this Agreement and the Governance Agreement.

              ARTICLE 9 - CONDITIONS PRECEDENT TO THE PERFORMANCE
                OF EACH PARTY'S OBLIGATION UNDER THIS AGREEMENT

     The respective obligations of each party to this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of the following conditions, or waiver by the party to whom such obligation is owed:

     9.1  HSR Clearance. The appropriate filings shall have been made with the
          -------------
United States Federal Trade Commission and the Justice Department in accordance with the HSR Act and all clearances shall have been granted by the appropriate governmental authorities thereunder or the required time periods shall have lapsed, as applicable.

     9.2  Legality. At the time of the Closing, the transactions contemplated by
          --------
this Agreement shall be legally permitted by all laws and regulations to which each Holder, the Companies, the HFCP Investors and Positano are subject.

     9.3  Absence of Proceedings to Restrain Consummation of the Agreement. No
          ----------------------------------------------------------------
judgment or order shall have been entered restraining or prohibiting the transactions contemplated herein, and no action or proceeding shall have been instituted or threatened before a court or other Governmental Entity, by any third party or by any public authority to restrain or prohibit, or which will materially and adversely affect the consummation of, the transactions contemplated herein.

     9.4  Financing. A definitive Senior Bank Facilities agreement in the form
          ---------
and on terms not less favorable to the Company and Positano than those specifically set forth in the Commitment Letter and satisfactory to the HFCP Investors and the Companies shall have been entered into by BSH LLC, SIG LLC and the lenders and the lenders thereunder shall be prepared to fund simultaneously with the Closing.

     9.5  Additional Holders. (a) The Holders listed in Annex H shall have (i)
          ------------------                            -------
approved the terms of this Agreement and the transactions contemplated hereby and (ii) executed a Joinder Agreement to this Agreement in the form attached hereto as Annex H and an Investment Agreement Including Release in the form
          -------
attached hereto as Annex I.
                   -------

          (b) The Holders listed in Annex I shall have executed an Investment
                                    -------
Agreement Including Release in the form attached hereto as Annex I.
                                                           -------

          (c) The Holders listed in Annex L shall have executed a Release in the
                                    -------
form attached hereto as Annex L.
                        -------

          (d) Katherin Dyer and Steve Hickson shall have executed a written waiver of the offer of Equity-Related Interests in their respective offer letters.

            ARTICLE 10 - CONDITIONS PRECEDENT TO THE PERFORMANCE BY
                   THE HFCP INVESTORS AND POSITANO OF THEIR
                       OBLIGATIONS UNDER THIS AGREEMENT

     All obligations of the HFCP Investors and Positano shall be subject to the fulfillment or waiver prior to or at the Closing Date of the conditions listed in this Article 10:

     10.1 Performance of Agreements. The Companies and the Holders shall have
          -------------------------
performed in all material respects their respective agreements contained in this Agreement required to be performed by them prior to the Closing Date.

     10.2 Truth and Accuracy of Representations and Warranties. There shall
          ----------------------------------------------------
have arisen no facts which would make any of the representations and warranties of the Companies and the Holders made in or pursuant to this Agreement (without regard to any amendment to the Disclosure Memorandum) (a) which are qualified as to materiality, untrue or inaccurate in any respect or (b) which are not qualified as to materiality, untrue or inaccurate in any material respect, in each case as of the Closing Date as if made on such date (other than representations and warranties which speak only as of a certain date, which need only be accurate as of such date).

     10.3 Ownership of Shares, Options, SARs, Other Rights. The Shares shall be
          ------------------------------------------------
held by the Shareholders, the Options shall be held by the Option Holders, the SARs shall be held by the SAR Holders and the Other Rights shall be held by the Other Rights Holders, each in the amounts set forth in Annex A hereto, free and
                                                       -------
clear of all Encumbrances.

     10.4 Execution of Documents and Performance of Obligations. The Companies,
          -----------------------------------------------------
their Subsidiaries and each of the Holders, and their agents and representatives, shall have executed and delivered all Ancillary Documents provided for in this Agreement to be executed and delivered by them and shall have performed or caused to be performed, in all material respects, all of the actions required to be performed by them or on their behalf, pursuant to this Agreement hereof (including the procurement of all consents referred to in Article 12).

     10.5 Indebtedness of Holders and Key Employees. Except as set forth in
          -----------------------------------------
Schedule 4.27 of the Disclosure Memorandum, all obligations, and guarantees of any Holder, any Key Employee or any employee subject to Section 4.27 to the Companies or their Subsidiaries shall have been paid in full and released at or prior to the Closing.

     10.6 No Material Adverse Change. Since December 31, 1997, there shall not
          --------------------------
have been any material adverse change in the business or financial position of the Companies or their Subsidiaries (or the Predecessor Entities) taken together as a whole.

     10.7 Management; Roll-Over Equity. The composition of the management
          ----------------------------
Holders group and the new equity value of the BSH Shares and BSH Options retained by such Holders shall be as set forth on Annex A. The following
                                                  -------
employees of the Companies shall continue to hold the positions and offices they hold with such Company as of the date hereof: Michael E. Bronner, David W. Kenny, Jean Alexander, Reuben Hendell, John Hoholik, Betsy Karp, Harvey Kipnis, Clare Robinson, Myron Slosberg, Malcolm Speed, Kathleen Biro, Reuben Pinchanski, Robert Cosinuke, Meryl Beckingham and Michael Ward.

     10.8 Employment Agreements. At the Closing, each of the Employees listed
          ---------------------
in Annex E shall have entered into an Employment Agreement substantially in the
   -------
form attached hereto as Annex E.
                        -------

     10.9  Client Interviews. Subject to Section 3.5 hereof, the Companies shall
           -----------------
have arranged and the HFCP Investors shall have conducted satisfactory Client Interviews with each of the clients listed on Annex D hereto.
                                              -------

     10.10 Stock Option Plan. BSH shall have adopted the BSH Stock Option Plan
           -----------------
(the "Stock Option Plan"), substantially in the form attached hereto as Annex F.
      -----------------                                                 -------

     10.11 Letter Agreement. At the Closing, the Principal Shareholder shall
           ----------------
have entered into a letter agreement containing a non-competition and non-solicitation agreement substantially in the form attached hereto as Annex G.
                                                                    -------

     10.12 Benefit Plan Remedial Obligation. The Benefit Plan Remedial
           --------------------------------
Obligation shall not exceed $8 million, in Positano's reasonable judgement.

             ARTICLE 11 - CONDITIONS PRECEDENT TO THE PERFORMANCE
                      BY THE COMPANIES AND THE HOLDERS OF
                    THEIR OBLIGATIONS UNDER THIS AGREEMENT

     All obligations of the Companies and the Holders under this Agreement shall be subject to the fulfillment or waiver prior to or at the Closing Date of the conditions listed in this Article 11.

     11.1   Performance of Agreements. The HFCP Investors and Positano shall
            -------------------------
have performed in all material respects their agreements contained in this Agreement required to be performed prior to the Closing Date.

     11.2  Truth and Accuracy on Closing Date of Representations and Warranties.
           --------------------------------------------------------------------
The representations and warranties of the HFCP Investors and Positano made in or pursuant to this Agreement (a) which are qualified as to materiality, shall be true and accurate or (b) which are not so qualified as to materiality, shall be true and accurate in all material respects, in each case as of the Closing Date as if made on such date (other than representations and warranties which speak only as of a certain date, which need only be accurate as of such date).

     11.3  Execution of Documents and Performance of Obligations. The HFCP
           -----------------------------------------------------
Investors, Positano and their agents and representatives shall have executed and delivered all Ancillary Documents provided for in this Agreement to be executed and delivered by them and shall have performed or caused to be performed, in all material respects, all of the actions required to be performed by the HFCP Investors and Positano, or on their behalf, pursuant to this Agreement.

                           ARTICLE 12 - THE CLOSING

     Provided that the conditions precedent to the obligations of the parties to close described in Articles 9 through 11 hereof have been met, at the Closing, the parties shall deliver the following documents and instruments and take the following actions:

     12.1 Delivery of Share Certificates. The Shareholders will deliver to
          ------------------------------
Positano canceled share certificates representing the cancellation of Company Shares redeemed by such Company; the Option Holders will deliver the option agreements evidencing their respective options; the SAR Holders will deliver the SAR unit agreements evidencing their respective SARs; and the Other Rights Holders will deliver copies of the agreements evidencing their Other Rights.

     12.2 Shareholders Agreement. At the Closing, Positano, the Holders and the
          ----------------------
Companies shall enter into an Agreement among Shareholders (the "Shareholders
                                                                 ------------
Agreement") substantially in the form attached hereto as Annex J (it being
---------                                                -------
understood that the timing of the valuation dates in relation to the Puts and Calls (as defined therein) is subject to revision, in a manner mutually satisfactory to Positano and the Chief Executive Officer of the Company, in order to assure optimal accounting treatment for the Company (by avoiding compensation charges) in the event such Puts and Calls are exercised) and a Governance Agreement (the "Governance Agreement") substantially in the form
                           --------------------
attached hereto as Annex O.
                   -------

     12.3 Registration Rights Agreement. At the Closing, Positano, BSH and the
          -----------------------------
Holders shall enter into a registration rights agreement (the "Registration
                                                               ------------
Rights Agreement") substantially in the form attached hereto as Annex K.
----------------                                                -------

     12.4 Indebtedness of Holders and Key Employees. Except as set forth in
          -----------------------------------------
Section 4.27 of the Disclosure Memorandum, each Company shall deliver evidence that all obligations of and guarantees on behalf of, any Holder, any Key Employee or any employee subject to Section 4.27 to such Company have been paid in full and released at or prior to the Closing.

     12.5 Certificates.
          ------------

          (a) The Companies and the Holders shall deliver to the HFCP Investors such closing certificates as are reasonably requested by Positano.

          (b) The HFCP Investors and Positano shall deliver to the Companies and the Holders such closing certificates as are reasonably requested by BSH.

     12.6 Opinion of Counsel for the Holders and the Companies. The HFCP
          ----------------------------------------------------
Investors and Positano shall have received an opinion of Goodwin, Procter & Hoar LLP, dated the Closing Date, addressing the matters set forth in Annex M hereto.
                                                                 -------

     12.7 Opinion of Counsel for the HFCP Investors. The Companies and Holders
          -----------------------------------------
shall have received opinions of Wachtell, Lipton, Rosen & Katz and, as applicable, California and Bermuda counsel, dated the Closing Date, addressing the matters set forth as Annex N hereto.
                         -------

     12.8 Consents. The Companies and the Holders shall have obtained, or to
          --------
the reasonable satisfaction of Positano obviated the need to obtain, all consents or waivers from third parties (a) specified in Schedule 12.8 of the Disclosure Memorandum or (b) otherwise necessary to continue the operations of the Companies and their Subsidiaries after the Closing and to continue in effect all Material Contracts listed in the Disclosure Memorandum at no material cost to the Companies or their Subsidiaries, except, in the case of clause (b) hereof, where the failure to obtain such consent or waiver will not have a Company Material Adverse Effect on either Company.

                           ARTICLE 13 - TERMINATION

     13.1 Termination by Mutual Consent. This Agreement may be terminated and
          -----------------------------
transactions contemplated hereby may be abandoned at any time prior to the Closing by the mutual written consent of Positano and the Companies.

     13.2 Termination by Either Positano or the Companies. This Agreement may
          -----------------------------------------------
be terminated (upon notice from the terminating party to the other parties) and the transactions contemplated hereby may be abandoned by action of the Board of Directors of either Positano on the one hand or the Companies on the other hand, if (a) the Closing shall not have been consummated by March 31, 1999 (provided that the right to terminate this Agreement under this clause (a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date) or (b) any Governmental Entity shall have issued a decision, judgment, decree, injunction, rule or order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such decision, judgment, decree, injunction, rule or order shall have become final and nonappealable. For purposes of this Section 13.2 only, the Companies shall be deemed a single party to this Agreement.

     13.3 Termination by HFCP Investors. This Agreement may be terminated and
          -----------------------------
the transactions contemplated hereby may be abandoned by the HFCP Investors in accordance with Section 3.5 hereof.

     13.4 Effect of Termination and Abandonment. In the event of termination of
          -------------------------------------
this Agreement and other transactions contemplated hereby pursuant to this
Article 13, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Article 7 and Section 14.2 hereof, and except that nothing herein will relieve any party from liability for any breach of this Agreement occurring prior to such termination.

               ARTICLE 14 - GENERAL PROVISIONS; OTHER AGREEMENTS

     14.1 Opinions of Counsel. In rendering an opinion referred to in Article
          -------------------
12 hereof, counsel may rely, as to any factual matters involved in such opinion, on certificates of public officials and of corporate officers and such other evidence as such counsel may reasonably deem appropriate.

     14.2 Expenses. (a) If the transactions contemplated by this Agreement are
          --------
not consummated for any reason other than: (i) a material breach by the HFCP Investors or Positano, (ii) failure to obtain clearance under the HSR Act, (iii) failure of the banks to enter into a definitive agreement to provide the Senior Bank Facility contemplated by the Commitment

Letter or (iv) failure of the banks to fund under the Senior Bank Facility based on a material adverse change in financial, banking or capital markets, the Company shall pay all expenses incurred by the HFCP Investors and Positano (including the fees and expenses for its accountants, attorneys and other advisors and under the Commitment Letter) in connection with the negotiation, preparation, financing and consummation of this Agreement and the Ancillary Documents, and the transactions contemplated hereby and thereby, up to a maximum of Five Hundred Thousand Dollars ($500,000).

          (b) If the transactions contemplated by this Agreement are consummated, the Companies shall pay all expenses incurred by the HFCP Investors and Positano (including the fees and expenses for its accountants, attorneys and other advisors and under the Commitment Letter) in connection with the negotiation, preparation, financing and consummation of this Agreement and the Ancillary Documents, and the transactions contemplated hereby and thereby.

          (c) The Companies shall pay all reasonable expenses incurred by the parties hereto (other than the HFCP Investors and Positano which are covered by clauses (a) and (b) hereof) (including investment banking, brokerage, legal and accounting expenses incurred by the Companies and the Principal Shareholder) in connection with the negotiation, preparation and consummation of this Agreement and the Ancillary Documents, and the transactions contemplated hereby and thereby; provided, however, that the investment banking and legal expenses incurred by the Companies and the Principal Shareholder in connection with the negotiation, preparation and consummation of this Agreement and the transactions contemplated hereby and thereby shall not exceed Three Million Dollars ($3,000,000).

     14.3 Governing Law. This Agreement shall be construed and enforced in
          -------------
accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed wholly within such state.

     14.4 Headings. Article and Section headings used in this Agreement are for
          --------
convenience only and shall not affect the meaning or construction of this Agreement.

     14.5 Notices. All notices, requests, demands or other communications
          -------
required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, by messenger or by a nationally recognized overnight delivery company, when delivered by telecopy and confirmed by return telecopy, or when delivered by first class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

          (a)   if to either Company to:

                c/o Bronner Slosberg Humphrey Co.
                Prudential Tower
                800 Boylston Street
                Boston, Massachusetts 02199
                Attention: Michael E. Bronner
                           and David W. Kenney
                Facsimile: (617) 867-7217

                with a copy to:

                Goodwin, Procter & Hoar LLP
                Exchange Place
                Boston, Massachusetts 02109-2881
                Attention: Stuart M. Cable, P.C.
                Facsimile: (617) 523-1231

          (b)   if to the HFCP Investors or Positano

                H&F Investors III, Inc.
                One Maritime Plaza
                12/th/ Floor
                San Francisco, California 94111
                Attention: Philip Hammarskjold
                Facsimile: (415) 788-0176

                with a copy to:

                Wachtell, Lipton, Rosen & Katz
                51 West 52/nd/ Street
                New York, New York 10019
                Attention: Patricia A. Vlahakis, Esq.
                Facsimile: (212) 403-2000

          (c) if to a Holder, to the address listed after such Holder's name on Annex A hereto, with copies to such person as such Holder may
                   -------
                by notice to all parties designate in writing.

     14.6 Parties in Interest. All the terms and provisions of this Agreement
          -------------------
shall be binding upon and inure to the benefit of and be enforceable by the successors of the Companies and Positano, and by the successors, heirs, executors and personal representatives of the Holders; provided, that, except as otherwise expressly set forth in this Agreement, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other parties.

     14.7  Entire Agreement. This Agreement, the Ancillary Documents, and any
           ----------------
agreements set forth as an annex to the Agreement or any Ancillary Document constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

     14.8  Counterparts. This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

     14.9  Amendment. This Agreement may be amended only by an instrument in
           ---------
writing signed by the HFCP Investors, Positano, the Companies and the Shareholder Representatives on behalf of the Holders.

     14.10 Public Announcements. The HFCP Investors and the Companies shall
           --------------------
mutually agree on any public announcements concerning the transactions contemplated hereby.

     14.11 Gender, Etc. Whenever the context may require, any pronouns used
           ------------
herein shall be deemed to refer to the masculine, feminine, or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural, and vice versa. Whenever used herein, the terms "include," "includes" and "including" shall mean to include without limitation.

     14.12 Further Assurances. Each party agrees to use its reasonable best
           ------------------
efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party, including, without limitation, (a) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Entity and the making of all other necessary registrations and filings, (b) the obtaining of all consents, approvals or waivers from third parties that are necessary to consummate the transactions contemplated by this Agreement or required to prevent a Company Material Adverse Effect, and (c) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                       HELLMAN & FRIEDMAN CAPITAL
                                        PARTNERS III, L.P.
                                       By its General Partner,
                                        H&F Investors III
                                       By its Managing General Partner,
                                        Hellman & Friedman Associates III, L.P.
                                       By its Managing General Partner,
                                        H&F Investors III, Inc.

                                       By /s/ Patrick J. Healy
                                         ---------------------------------------
                                         Name:  Patrick J. Healy
                                         Title: Vice President

                                       H&F ORCHARD PARTNERS III, L.P.
                                       By its General Partner,
                                        H&F Investors III
                                       By its Managing General Partner,
                                        Hellman & Friedman Associates III, L.P.
                                       By its Managing General Partner,
                                        H&F Investors III, Inc.

                                       By /s/ Patrick J. Healy
                                         ---------------------------------------
                                         Name:  Patrick J. Healy
                                         Title: Vice President

                                       H&F INTERNATIONAL PARTNERS III, L.P.
                                       By its General Partner,
                                        H&F Investors III
                                       By its Managing General Partner,
                                        Hellman & Friedman Associates III, L.P.
                                       By its Managing General Partner,
                                        H&F Investors III, Inc.

                                       By /s/ Patrick J. Healy
                                         ---------------------------------------
                                         Name:  Patrick J. Healy
                                         Title: Vice President


              [SIGNATURE PAGE TO THE RECAPITALIZATION AGREEMENT]

                                       POSITANO PARTNERS LTD.

                                       By  /s/ Patrick J. Healy
                                         ---------------------------------------
                                         Name:  Patrick J. Healy
                                         Title: Vice President

                                       BRONNER SLOSBERG HUMPHREY CO.

                                       By /s/ Michael E. Bronner
                                         ---------------------------------------
                                         Name:  Michael E. Bronner
                                         Title: Chairman

                                       Bronner Slosberg Humphrey Co. (the
                                       "Trust") is a Massachusetts business
                                       trust. A copy of the Trust's Declaration of Trust, as the same may be amended and/or restated from time to time, is on file with the Secretary of State of The Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees or officers of the Trust as individuals or, in the event the trustee is a corporation or other entity, on behalf of the individual owners of such corporation or entity, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Trust, or any of their respective trustees, officers, directors, partners, members or shareholders, individually, but are binding only upon the assets and property of the Trust. Each of the parties hereto agrees that no shareholder, trustee or officer of the Trust, or any of their respective trustees, officers, directors, partners, members and shareholders, may be held personally liable or responsible for any obligations of the Trust arising out of this Agreement. With respect to obligations of the Trust arising out of this Agreement, each of the parties hereto shall look for payment or satisfaction of any claim solely to the assets and property of the Trust.


              [SIGNATURE PAGE TO THE RECAPITALIZATION AGREEMENT]

                                       STRATEGIC INTERACTIVE GROUP CO.

                                       By /s/ Michael E. Bronner
                                         ---------------------------------------
                                         Name:  Michael E. Bronner
                                         Title: Chairman

                                       Strategic Interactive Group Co. (the
                                       "Trust") is a Massachusetts business
                                       trust. A copy of the Trust's Declaration of Trust, as the same may be amended and/or restated from time to time, is on file with the Secretary of State of The Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees or officers of the Trust as individuals or, in the event the trustee is a corporation or other entity, on behalf of the individual owners of such corporation or entity, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Trust, or any of their respective trustees, officers, directors, partners, members or shareholders, individually, but are binding only upon the assets and property of the Trust. Each of the parties hereto agrees that no shareholder, trustee or officer of the Trust, or any of their respective trustees, officers, directors, partners, members and shareholders, may be held personally liable or responsible for any obligations of the Trust arising out of this Agreement. With respect to obligations of the Trust arising out of this Agreement, each of the parties hereto shall look for payment or satisfaction of any claim solely to the assets and property of the Trust.

                                        /s/ Michael E. Bronner
                                       -----------------------------------------
                                       MICHAEL E. BRONNER

                                       /s/ David W. Kenny
                                       -----------------------------------------
                                       DAVID W. KENNY


              [SIGNATURE PAGE TO THE RECAPITALIZATION AGREEMENT]

                                                                     EXHIBIT 2.5

                              AMENDMENT AGREEMENT

          AMENDMENT AGREEMENT, dated January 6, 1999 (this "Agreement"), among POSITANO PARTNERS LTD., a Bermuda exempt company ("Positano"), HELLMAN & FRIEDMAN CAPITAL PARTNERS III, L.P., a California limited partnership, H&F ORCHARD PARTNERS III, L.P., a California limited partnership, H&F INTERNATIONAL PARTNERS III, L.P., a California limited partnership (collectively, the"HFCP Investors"), BRONNER SLOSBERG HUMPHREY CO., a Massachusetts business trust having its principal office at Prudential Tower, 800 Boylston Street, Boston, MA 02199 ("BSH"), STRATEGIC INTERACTIVE GROUP CO., a Massachusetts business trust having its principal office at Prudential Tower, 800 Boylston Street, Boston, MA 02199 ("SIG" and, together with BSH, the "Companies") and Michael E. Bronner and David Kenny as Shareholder Representatives. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Recapitalization Agreement, dated as of November 28, 1998 (the "Recapitalization Agreement") among Positano, the HFCP Investors, the Companies, and the shareholders of the Companies, holders of options to purchase shares of the Companies and holders of share appreciation rights in the Companies listed as signing parties on Annex A.

          WHEREAS, the parties hereto have entered into the Recapitalization Agreement, pursuant to which the parties shall effect the recapitalization of the Companies upon the terms and conditions set forth in the Recapitalization Agreement;

          WHEREAS, Annex A to the Recapitalization Agreement was delivered concurrently with the Recapitalization Agreement on November 28, 1998 (the "11/28/98 Annex A");

          WHEREAS, the parties hereto have mutually agreed to revise the 11/28/98 Annex A in various respects and have further agreed that such revised Annex A, marked "FINAL" in the upper right hand corner of each of its eight pages (the "Final Annex A"), shall replace and supersede in all respects the 11/28/98 Annex A;

          WHEREAS, in accordance with Section 14.9 of the Recapitalization Agreement, the parties hereto wish to modify and clarify the terms of the Recapitalization Agreement as set forth below.

          NOW, THEREFORE, in consideration of the foregoing and the premises, representations, warranties and agreements contained in the Recapitalization Agreement, the parties hereto agree as follows:

          FIRST: The Final Annex A, attached hereto, shall replace and supersede in all respects the 11/28/98 Annex A. All references in the Recapitalization Agreement to "Annex A" shall mean the Final Annex A.

          SECOND:   Section 3.2(c)(i) of the Recapitalization Agreement shall be amended by replacing the number "37,442.33" which appears in the first sentence of such Section 3.2(c)(i) with the number "187,690.58."

          THIRD:    Section 3.2(c)(ii) of the Recapitalization Agreement shall be amended by deleting the existing text and replacing such deleted text with the following excerpt:

          Of the 187,690.58 BSH Shares transferred to SIG pursuant to Section 3.2(c)(i) above, SIG shall transfer (i)
          37,442.33 BSH Shares in such amounts and to such
          individuals listed on Annex A hereto and (ii) 150,248.25
                                -------
          BSH Shares to Positano. Following the foregoing transfers, SIG shall liquidate and terminate its existence.

          FOURTH:   Section 3.3 of the Recapitalization Agreement shall be
amended by deleting the first sentence of such Section 3.3 in its entirety and replacing such deleted text with the following excerpt:

          Of the cash to be paid pursuant to Section 3.2(b), Positano, BSH and BSH LLC shall place an aggregate of $9,350,000, allocated among the Holders in the amounts set forth on Annex A hereto, in escrow pursuant to the
                       -------
          terms of the escrow agreement, to be dated as of the Closing Date, among MB and David W. Kenny, BSH, SIG, Positano and an institutional escrow agent mutually satisfactory to them (the "Escrow Agent") substantially
                                     ------------
          in the form attached as Annex C hereto (the "Escrow
                                  -------              ------
          Agreement").
          ---------

          FIFTH:    All references to Sorrento, Inc. shall mean instead Vesuvio,
Inc., a newly formed Delaware corporation to be owned by Positano.

          SIXTH:    This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed wholly within such state.

          SEVENTH: This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

                          [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                     HELLMAN & FRIEDMAN CAPITAL
                                      PARTNERS III, L.P.

                                     By its General Partner,
                                      H&F Investors III
                                     By its Managing General Partner,
                                      Hellman & Friedman Associates III, L.P.
                                     By its Managing General Partner,
                                      H&F Investors III, Inc.

                                     By /s/ Patrick J. Healy
                                       --------------------------------------
                                       Name:  Patrick J. Healy
                                       Title: Vice President

                                     H&F ORCHARD PARTNERS III, L.P.
                                     By its General Partner,
                                      H&F Investors III
                                     By its Managing General Partner,
                                      Hellman & Friedman Associates III, L.P.
                                     By its Managing General Partner,
                                      H&F Investors III, Inc.

                                     By /s/ Patrick J. Healy
                                       --------------------------------------
                                       Name:  Patrick J. Healy
                                       Title: Vice President

                                     H&F INTERNATIONAL PARTNERS III, L.P.
                                     By its General Partner,
                                      H&F Investors III
                                     By its Managing General Partner,
                                      Hellman & Friedman Associates III, L.P.
                                     By its Managing General Partner,
                                      H&F Investors III, Inc.

                                     By /s/ Patrick J. Healy
                                       --------------------------------------
                                       Name:  Patrick J. Healy
                                       Title: Vice President

                  [SIGNATURE PAGE TO THE AMENDMENT AGREEMENT]

                                     POSITANO PARTNERS LTD.

                                     By /s/ Patrick J. Healy
                                       --------------------------------------
                                       Name:  Patrick J. Healy
                                       Title: Vice President

                                     BRONNER SLOSBERG HUMPHREY CO.

                                     By /s/ Michael E. Bronner
                                       --------------------------------------
                                       Name:  Michael E. Bronner
                                       Title: Chairman

                                     Bronner Slosberg Humphrey Co. (the "Trust") is a Massachusetts business trust. A copy of the Trust's Declaration of Trust, as the same may be amended and/or restated from time to time, is on file with the Secretary of State of The Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees or officers of the Trust as individuals or, in the event the trustee is a corporation or other entity, on behalf of the individual owners of such corporation or entity, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Trust, or any of their respective trustees, officers, directors, partners, members or shareholders, individually, but are binding only upon the assets and property of the Trust. Each of the parties hereto agrees that no shareholder, trustee or officer of the Trust, or any of their respective trustees, officers, directors, partners, members and shareholders, may be held personally liable or responsible for any obligations of the Trust arising out of this Agreement. With respect to obligations of the Trust arising out of this Agreement, each of the parties hereto shall look for payment or satisfaction of any claim solely to the assets and property of the Trust.

                  [SIGNATURE PAGE TO THE AMENDMENT AGREEMENT]

                                        STRATEGIC INTERACTIVE GROUP CO.

                                        By /s/ Michael E. Bronner
                                          --------------------------------------
                                          Name: Michael E. Bronner
                                          Title: Chairman

                                        Strategic Interactive Group Co. (the
                                        "Trust") is a Massachusetts business
                                        trust. A copy of the Trust's Declaration of Trust, as the same may be amended and/or restated from time to time, is on file with the Secretary of State of The Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees or officers of the Trust as individuals or, in the event the trustee is a corporation or other entity, on behalf of the individual owners of such corporation or entity, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Trust, or any of their respective trustees, officers, directors, partners, members or shareholders, individually, but are binding only upon the assets and property of the Trust. Each of the parties hereto agrees that no shareholder, trustee or officer of the Trust, or any of their respective trustees, officers, directors, partners, members and shareholders, may be held personally liable or responsible for any obligations of the Trust arising out of this Agreement. With respect to obligations of the Trust arising out of this Agreement, each of the parties hereto shall look for payment or satisfaction of any claim solely to the assets and property of the Trust.


                                        By /s/ Michael E. Bronner
                                          --------------------------------------
                                          Name:  Michael E. Bronner
                                          Title: Shareholder Representative



                                        By:  /s/ David W. Kenny
                                           -------------------------------------
                                           Name:  David W. Kenny
                                           Title: Shareholder Representative

                  [SIGNATURE PAGE TO THE AMENDMENT AGREEMENT]